                                                                  EXHIBIT 10.19.

                                NET OFFICE LEASE

                                TABLE OF CONTENTS


1.       SALIENT LEASE TERMS.............................................................1
2.       DEFINITIONS.....................................................................2
3.       PREMISES........................................................................6
4.       TERM............................................................................7
5.       PRE-TERM POSSESSION.............................................................7
6.       DELAY IN DELIVERY OF POSSESSION.................................................7
7.       MINIMUM RENT....................................................................7
8.       ADDITIONAL RENT.................................................................8
9.       ACCORD AND SATISFACTION.........................................................9
10.      SECURITY DEPOSIT................................................................9
11.      USE............................................................................10
12.      COMPLIANCE WITH LAWS AND REGULATIONS...........................................10
13.      SERVICE AND EQUIPMENT..........................................................16
14.      WASTE..........................................................................18
15.      ALTERATIONS....................................................................18
16.      PROPERTY INSURANCE.............................................................20
17.      INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION..............................20
18.      LIABILITY INSURANCE............................................................22
19.      INSURANCE POLICY REQUIREMENTS..................................................22
20.      LESSEE INSURANCE DEFAULT.......................................................23
21.      FORFEITURE OF PROPERTY AND LESSOR'S LIEN.......................................23
22.      MAINTENANCE AND REPAIRS........................................................23
23.      DESTRUCTION....................................................................24
24.      CONDEMNATION...................................................................25
25.      ASSIGNMENT AND SUBLETTING......................................................26
26.      ABANDONMENT....................................................................29
27.      ENTRY BY LESSOR................................................................30
28.      SIGNS..........................................................................30
29.      DEFAULT........................................................................30
30.      REMEDIES UPON DEFAULT..........................................................31
31.      BANKRUPTCY.....................................................................33


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
32.      SURRENDER OF LEASE............................................................34
33.      LESSOR'S EXCULPATION..........................................................34
34.      ATTORNEYS' FEES...............................................................34
35.      NOTICES.......................................................................35
36.      SUBORDINATION.................................................................35
37.      ESTOPPEL CERTIFICATES.........................................................36
38.      WAIVER........................................................................36
39.      HOLDING OVER..................................................................36
40.      SUCCESSORS AND ASSIGNS........................................................36
41.      TIME..........................................................................36
42.      EFFECT OF LESSOR'S CONVEYANCE.................................................37
43.      COMMON AREAS..................................................................37
44.      TRANSFER OF SECURITY..........................................................37
45.      LATE CHARGES..................................................................37
46.      CORPORATE AUTHORITY...........................................................37
47.      MORTGAGEE PROTECTION..........................................................37
48.      WAIVER OF STATUTES............................................................38
49.      MISCELLANEOUS PROVISIONS......................................................40

                                NET OFFICE LEASE


     THIS LEASE is dated for reference purposes only this as of the 27th day of July, 1999.

                             1. SALIENT LEASE TERMS

1.1        RENT PAYMENT:                    BEDFORD PROPERTY INVESTORS, INC.
                                            Lockbox #73048 - Adobe 2
                                            P.O. Box 60000
                                            San Francisco, CA 94169-3048

1.2        PARTIES AND NOTICE ADDRESS:      Lessor:
                                            BEDFORD PROPERTY INVESTORS, INC.
                                            270 Lafayette Circle
                                            Lafayette, CA 94549

                                            Lessee:
                                            GETTY IMAGES, INC.
                                            2013 4th Avenue
                                            Seattle, WA 98121
                                            (If more than one party, then the
                                            obligations hereunder shall be joint
                                            and several.)

                                                                  (Section 35.1)
1.3        PREMISES:                        (A) Name and Location of Complex:
                                            Buildings 1, 2 and 3, East Campus,
                                            Quadrant Lake Union Center
                                            (B) Leased Premises: Northern
                                            portion of 3rd floor, Plaza
                                            Building (Building 2)

                                            (C) Rentable square feet  7,061 RSF
                                                                   (Section 3.2)
1.4        TERM:                            (A) Estimated Delivery Date:
                                            October 1, 1999
                                            (B) Term: approximately 60 months
                                            (Sections 4.1, 4.3)

1.5        RENT:                            (A) Minimum Rent:
                                            Commencement Date: - $11,062.00/mo.
                                            for the first 36 months of the
                                            initial Term; $12,063.00/mo. for
                                            the last 24 months of the initial
                                            Term

                                            (B) Advance Rent:
                                            n/a

                                            (C) Parking and parking fees

                                            17 Covered Parking Stalls available
                                            on a 24 hour/day, 365 days/year
                                            basis

                                            $1360.00/mo. for the first 36 months
                                            of the initial Term;
                                            $1,482.40/mo. for the last 24 months
                                            of the initial Term

                                                                   (Section 7.2)
1.6        INITIAL SECURITY DEPOSIT:                          $-0-(Section 10.1)
1.7        USE:                             Premises used solely for general
                                            business office and data center and
                                            reasonably related or ancillary
                                            uses
                                                                  (Section 11.1)
1.8        INITIAL PRO RATA PERCENT:        5.19%
                                                                (Section 2.1(l))
                                                                  (Section 16.3)
                                            Initial Estimated Additional
                                            Rent for Operating Costs:  $6.30
                                            /RSF/ year (for 1999)
1.9        DECLARATION OF RESTRICTIONS:     Amended and Restated Declaration of
                                            Covenants, Conditions and
                                            Restrictions, recorded in King
                                            County under No. 9802231707.
                                                                   (Section 3.5)
1.10       CONTENTS:                        This Lease consists of:
                                            Pages 1 through 56
                                            Sections 1 through 49.21
                                            Addenda: N/A
                                            Exhibits:
                                            A - Legal Description of Complex
                                            B - Plan of the Complex
                                            C - Floor Plan of the Leased
                                                Premises
                                            D - Construction Obligations
                                            E - Acknowledgment of Commencement
                                            F - Rules & Regulations
                                            G - Excluded Costs
                                            H - Adobe Spec Space Expansion
                                                Option Provisions

                                 2. DEFINITIONS

     2.1 The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified unless expressly stated otherwise.

     (a) "BUILDING" shall mean the structure which contains the Leased Premises, as further defined in Exhibit D hereto.

     (b) "BUILDING STANDARD WORK" shall mean the typical interior improvements in the Building Shell (as defined in Exhibit D hereto) constructed or to be constructed by Lessor, which are of the nature and quality required by specifications developed for the Complex by Lessor's architect. The Lessee Improvements (as defined in Exhibit D hereto) to be constructed pursuant to Exhibit D, unless otherwise specified pursuant to the terms and conditions of Exhibit D, shall be Building Standard Work.

     (c) "COMMENCEMENT DATE" shall mean the earlier of the following dates:

          (i) October 1, 1999; or

          (ii) The date upon which the Lessee Improvements are Substantially Complete, as defined in Exhibit D hereto.

     (d) "COMMON AREAS" shall mean all areas and facilities outside the Leased Premises within the exterior boundaries of the Complex of which the Leased Premises form a part, that are provided and designated by Lessor from time to time for the general use and convenience of Lessee and of other tenants of Lessor having the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms, driveways, parking areas, and landscaped areas all as generally described on Exhibit B attached hereto. Exhibit B is tentative and Lessor reserves the right to make alterations thereto from time to time.

     (e) "COMPLEX" is Buildings 1, 2 and 3, East Campus, together with the parcels in common ownership therewith, and contiguous thereto, which property is described with particularity in Exhibit A attached hereto and made a part hereof by reference.

     (f) "LEASE YEAR" means any calendar year, or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.

     (g) "LEASED PREMISES" shall mean the portion of space leased to Lessee hereunder.

     (h) "LINES" shall mean communications, computer, audio and video, security

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and electrical (other than electrical wiring terminating at or connected to
Building standard electrical outlets), cables, wires, lines, duct work, sensors, switching equipment, control boxes and related improvements at the Complex, Building or the Leased Premises.

     (i) "MAJOR VERTICAL PENETRATIONS" shall mean stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, which serve more than one floor of the Building, but shall not include stairs, dumbwaiters, lifts, and the like, exclusively serving a tenant occupying offices on more than one floor.

     (j) "OCCUPIED FLOOR AREA" means that portion of the Rentable Area of the Complex which is leased and occupied.

     (k) "OPERATING COSTS" means the total amounts paid or payable, whether by Lessor or others on behalf of Lessor, in connection with the ownership, maintenance, repair, replacement and operations of the Complex (including, without limitation, all areas and facilities within the exterior boundaries of the Complex) as determined by standard accounting procedures. Operating Costs shall include, but not be limited to, the aggregate of the amount paid for all fuel used in heating and air conditioning of the Building; the amount paid or payable for all electricity furnished by Lessor to the Complex (other than electricity furnished to and paid for by other lessees by reason of their extraordinary consumption of electricity); the cost of periodic relamping and reballasting of lighting fixtures; the amount paid or payable for all hot and cold water (other than that chargeable to individual tenants by reason of their extraordinary consumption of water); the amount paid or payable for all labor and/or wages and other payments, including the cost to Lessor of workers' compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, and other employees, contractors and subcontractors of Lessor (including wages of the Building manager) involved in the operation, maintenance and repair of the Complex; painting of exterior walls of the buildings in the Complex; managerial and administrative expenses; the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Complex; the amount paid or payable for all supplies occasioned by everyday wear and tear; the costs of climate control, window and exterior wall cleaning, telephone and utility costs; the cost of accounting services necessary to compute the rents and charges payable by tenants of the Complex and to keep the books and records for the Complex; fees for legal, accounting, inspection and consulting services; the cost of operating, repairing and maintaining the Building elevators and the utility systems, including Lines, of the Complex; the cost of porters, guards and other protection services; the cost of establishing and maintaining the Building's directory board; payments for general maintenance and repairs to the plant and equipment supplying climate control; the cost of supplying all services pursuant to Article 13 hereof to the extent such services are not paid by individual tenants; amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Complex which by their nature require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items determined from time to time by Lessor in accordance with sound accounting principles; the net cost and expenses for liability and property insurance for which Lessor is responsible hereunder or which Lessor or its lenders deems necessary in connection with the operation of the Complex (including, without limitation, self-insurance and the payment of deductible amounts under insurance policies); community association dues or assessments and property owners' association dues and assessments which may be imposed upon Lessor by virtue of any recorded instrument affecting title to the Complex including, the Declaration of Covenants, Conditions, Restrictions and/or Easements referred to in Section 1.9, as amended from time to time; and costs of complying with all governmental regulations, rules, laws, ordinances and codes. In addition, Operating Costs shall include any Real Estate Taxes as defined in Paragraph 2.1(o) hereof, and an administrative/management fee payable to Lessor in the amount of Four Percent (4.00%) of the gross revenues received by Lessor from the Complex. Operating Costs shall also include, without limitation, the repair and replacement, resurfacing and repaving of any paved areas, curbs, gutters or other surfaces or areas within the Complex, the repair and replacement of any equipment or facilities located within or serving the Complex, and the cost of any capital repairs, replacements or improvements made by Lessor to the Complex ("CAPITAL COSTS"). However, certain Capital Costs (the "RESTRICTED CAPITAL COSTS") shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Restricted Capital Costs over the reasonably useful life of the improvement resulting therefrom, as determined by Lessor, with interest on the unamortized balance at the higher of (i) ten percent (10%) per annum; or
(ii) the interest rate as may have been paid by Lessor for the funds borrowed for the purpose of performing the work for which the Restricted Capital Costs have been expended, but in no event to exceed the highest rate permissible by law. The Restricted Capital Costs subject to such amortization procedure are the following: (x) those costs for capital improvements to the Complex of a type which do not normally recur more frequently than every five (5) years in the normal course of operation and maintenance of facilities such as the Complex (specifically excluding painting of all or a portion of the Complex); (y) costs incurred for the purpose of reducing other operating expenses or utility costs, and (z) expenditures by Lessor that are required by governmental law, ordinance, regulation or mandate, including, without limitation, any Environmental Laws (as such term is defined in Article 12), which were not applicable to the Complex at the time of the original construction. Operating Costs shall not include legal or accounting expenses incurred expressly for negotiating a lease with a particular tenant, or as a result of a default of a specific tenant, which negotiation or default does not affect the operation of the Complex. Operating Costs also expressly exclude those cost items identified in Exhibit G attached hereto.

     (l) "PRO RATA PERCENT" shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the Rentable Area of the Complex. Lessee's Pro Rata Percent as of the commencement of the Term hereof is specified in Section 1.8. Said Pro Rata Percent shall be recalculated as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section 2.1(l), Lessee's Pro Rata Percent as to certain expenses may be calculated differently to yield a higher percentage share for Lessee as to certain expenses in the event Lessor permits other tenants in the Complex to directly incur such expenses rather than have Lessor incur the expense in common for the Complex (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Lessee's Pro Rata Percent of the applicable expense shall be calculated as having as its denominator the Rentable Area of the Complex less the Rentable Area of tenants who have incurred such expense directly. Furthermore, in the event Lessee consumes extraordinary amounts of any provided utility or other service as determined in Lessor's good faith judgment, Lessee's Pro Rata Percent for such utility or service may, at Lessor's election, be based on usage as opposed to Rentable Area of the Complex, that is, Lessee's Pro Rata Percent of such a utility or service would be calculated as having as its denominator the total usage of such utility or service in the Complex (or Building as the case may be), and having as its numerator Lessee's usage of such utility or service, as determined by Lessor in its sole good faith judgment. In any case in which Lessee, with Lessor's consent, incurs such expenses directly, Lessee's Pro Rata Percent will be calculated specially so that expenses of the same character which are incurred by Lessor for the benefit of other tenants in the Complex shall not be prorated to Lessee. If repairs are required for systems exclusively serving the Leased Premises (whether within or outside of said Leased Premises), Lessee shall pay one hundred percent (100%) of such repair costs. Nothing herein shall imply that Lessor will permit Lessee or any other tenant of the Complex to incur any Operating Costs directly. Any such permission shall be in the sole discretion of the Lessor, which Lessor may grant or withhold in its arbitrary judgment. If, in Lessor's reasonable determination, certain Operating Costs vary in direct relationship to occupancy of the Building, Lessee's Pro-Rata Percent may be calculated using, as the denominator, the Rentable Area of the complex occupied by tenants.

     (m) [ Intentionally Omitted.]

     (n) "REAL ESTATE TAXES" or "TAXES" shall mean and include all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the Complex including the land, the Building, any other improvements situated on the land other than the Building, the various estates in the land and the Building, any Lessee Improvements, fixtures, installations, additions and equipment, whether owned by Lessor or Lessee; except that it shall exclude any taxes of the kind covered by Section 8.1 hereof to the extent Lessor is reimbursed therefor by any tenant in the Building. Real Estate Taxes shall also include the reasonable cost to Lessor of contesting the amount, validity, or the applicability of any Taxes mentioned in this Section. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the Leased Premises or in the Complex or on the act of entering into this Lease or, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Leased Premises or the Complex; any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee, of the Leased Premises or any portion thereof or the Complex; or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax related to the Complex, the Building or the land they are situated on, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the Term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Lessor, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building, the Complex or to other improvements on the land shall be deemed to be included within the term Real Estate Taxes for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Lessor. With respect to any general or special assessments which may be levied upon or against the Leased Premises, the Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Lessee is responsible hereunder.

     (o) "RENT," "RENT" or "RENTAL" means Minimum Rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.

     (p) "RENTABLE AREA." The number of rentable square feet listed in paragraph 1.3(c).

     (q) "STRUCTURAL" as herein used shall mean any portion of the Leased Premises or Complex which provides bearing support to any other integral member of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Lessor.

     (r) "LESSEE IMPROVEMENTS" shall mean the aggregate of the Building Standard Work and the Building nonstandard work, as further defined in the work letter agreement which is attached hereto as Exhibit D.

                  (s) "TERM" shall mean the term of the Lease as specified in
Article 4 hereof, including any partial month at the commencement of the Term.

                  (t)      [Intentionally omitted.]

                  (u)      [Intentionally omitted.]

                                   3. PREMISES

     3.1 DEMISING CLAUSE. Lessor hereby leases to Lessee, and Lessee hires from Lessor a portion of the Complex as hereinafter defined.

     3.2 DESCRIPTION. The Complex, as defined in Section 2.1(e), is described generally in Section 1.3(A) hereof. The premises leased herein are described in
Section 1.3(B) and are delineated on Exhibit C which is attached hereto and made a part hereof by reference, consisting of the approximate amount of square footage as specified in Section 1.3(C) hereof (the "LEASED PREMISES.") The term "BUILDING" shall refer to the Building in which the Leased Premises are

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located. Lessee acknowledges that Lessor may change the shape, size, location, number and extent of the improvements to any portion of the Complex without consent of Lessee and without affecting Lessee's obligations hereunder provided that such change in the Complex does not unreasonably interfere with the access to or use of the Premises by the Lessee, its employees, agents, or invitees. Lessor reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein, nor shall such reservation alter the parties' responsibilities and obligations set forth in this Lease regarding Hazardous Materials (as defined in Section 12.3(a) below).

     3.3 COVENANTS, CONDITIONS AND RESTRICTIONS. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Lessee agrees that as to its leasehold estate, Lessee and all persons in possession or holding under Lessee will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the property (hereinafter the "RESTRICTIONS"). This Lease is subordinate to the restrictions and any amendments or modifications thereto.

     3.4 DECLARATION OF RESTRICTIONS. The Leased Premises are subject to a Declaration of Restrictions as referenced in Section 1.9 hereof.

                                     4. TERM

     4.1 COMMENCEMENT DATE. The Term of this Lease shall commence on the date specified in Section 1.4(A) hereof and shall be for the term specified in
Section 1.4(B) hereof, plus any partial month at the commencement of the Term.

     4.2 ACKNOWLEDGMENT OF COMMENCEMENT. After delivery of the Leased Premises to Lessee, Lessee shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit E, and by this reference it shall be incorporated herein.

     4.3 RENEWAL OPTIONS.

     (a) Lessee shall have in the following order four (4) successive renewal options to extend the Term of this Lease (each a "Renewal Option" and plurally the "Renewal Options"):

          First Renewal Option to extend the term of the Lease by five (5) years;

          Second Renewal Option to extend the term of the Lease to July 15, 2010 (approximately, a one-year extension);

          Third Renewal Option to extend the term of the Lease by five (5) years; and

          Fourth Renewal Options to extend the term of the Lease by five (5) years.

The second through fourth Renewal Options may only be exercised if the prior Renewal Option was timely exercised. Each of the Renewal Options may be exercised by Lessee only by written notice of exercise to Lessor given no later than nine (9) months prior to the expiration of the then-effective Term.

     (b) Upon such exercise, the parties shall be obligated under all the terms and conditions of this Lease through the extended Term, except that Monthly Base Rent during the extension of the Term shall be equal to the higher of (i) the Monthly Base Rent in the final month of the then-effective Term or (ii) the Fair Market Monthly Rent for the Premises as of 90 days after Lessee's notice of exercise and the Monthly Parking Fees shall be equal to the higher of (i) the Monthly Parking Fees in the final month of the then-effective Term or (ii) the Fair Market Monthly Parking Fees as of 90 days after Lessee's notice of exercise. Upon determination of the Fair Market Minimum Rent and Fair Market Parking Fees as described in Subsection 4.3(c) below, the parties shall execute an amendment to the Lease memorializing the Minimum Rent and Parking Fees for the applicable Renewal Option term.

     (c) As used herein, the "Fair Market Minimum Rent" shall mean the prevailing fair market monthly rent for comparable space located within five (5) miles of the Business Park. As used herein, the "Fair Market Parking Fees" shall mean the prevailing fair market parking fees for comparable parking located within five (5) miles of the Business Park. The Fair Market Minimum Rent and the Fair Market Parking Fees shall be determined in accordance with the following procedure:

     (i) Within 30 days of Lessee's notice of exercise, Lessee shall deliver to Lessor its written good faith estimate of the Fair Market Minimum Rent and Fair Market Parking Fees ("Lessee's Estimate") and Lessor shall deliver to Lessee its written good faith estimate of the Fair Market Minimum Rent and Fair Market Parking Fees ("Lessor's Estimate").

     (ii) If Lessor's Estimate and Lessee's Estimate differ, Lessor and Lessee shall negotiate in good faith for up to ninety (90) days in an effort to agree upon the Fair Market Minimum Rent and Fair Market Parking Fees.

     (iii) If Lessor and Lessee are unable to agree upon the Fair Market Minimum Rent and/or the Fair Market Parking Fees within 90 days after the delivery of the later of Lessor's Estimate or Lessee's Estimate, then within ten (10) days after expiration of such ninety (90) day period, the parties shall either (a) select one mutually acceptable appraiser, or (b) each party shall designate an appraiser, and within ten (10) days thereafter the two appraisers shall designate a third appraiser mutually acceptable to them. All appraisers under this appraisal provision shall be independent certified professional appraisers with at least five years' experience appraising office properties within a five-mile radius of the Business Park. If there are three appraisers, each party shall pay for the cost of its designated appraiser and 50% of the cost of the third appraiser. If there is only one appraiser, each party shall pay 50% of the cost of such appraiser.

     (iv) Within twenty (20) days of the designation of the one or three appraisers, each party shall present to the appraiser(s) in writing its justifications and supporting documentation for the estimates it previously delivered to the other party pursuant to subparagraph (iii) above.

     (v) Within twenty days after delivery of written materials, the parties and the appraiser(s) shall have a meeting, at which Lessor and Lessee shall each be entitled to make up to a one-half hour presentation and at which the appraiser(s) shall have an opportunity to ask questions of Lessor and Lessee.

     (vi) Within five (5) days after such meeting, each appraiser shall make and deliver to Lessor and Lessee a written finding as to which of the Lessor's Estimate and Lessee's Estimate of Fair Market Minimum Rent best approximates the Fair Market Minimum Rent, and as to which of the Lessor's Estimate and Lessee's Estimate of Fair Market Parking Fees best approximates the Fair Market Parking Fees. The written finding shall include a brief explanation of what factors ultimately determined the appraiser's finding.

     (vii) The Fair Market Minimum Rent and the Fair Market Parking Fees set forth in Lessor's Estimate or Lessee's Estimate found to be the best approximation by the one sole appraiser or by at least two out of the three appraisers shall conclusively constitute Fair Market Minimum Rent and the Fair Market Parking Fees for the applicable extension term for purposes of this Lease.

     (d) Lessee may not exercise any of its Renewal Options at any time in which it is in default under this Lease. If Lessee becomes in default under this Lease after exercise of a Renewal Option, but before the commencement of the extended Term, Lessor may, in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Lessee, whereupon the Term shall expire without any such extension.

     4.4 LESSOR'S EARLY TERMINATION RIGHT. Lessor may terminate the Term in the event Adobe System, Inc. ("Adobe") exercises any of its options under Sections 28.3, 28.4 and 28.5 of its lease with Lessor to expand its premises into the Leased Premises, provided that (a) Lessor gives Lessee notice of Adobe's exercise of one of its options no later than thirty (30) days after Adobe exercises such option, and (b) the termination shall first become effective one month prior to the outside date by which Lessor must deliver the space to Adobe under its lease with Adobe. Copies of the above-referenced provisions from the Adobe Lease are attached as Exhibit H hereto.

                             5. PRE-TERM POSSESSION

     5.1 CONDITIONS OF ENTRY. Lessor shall make the Leased Premises available for

Lessee's construction of the Lessee Improvements on the following dates (the "Construction Delivery Dates"):

     (a) With respect to all portions of the Leased Premises not currently occupied by Bedford Property Investors, Inc. (Bedford") or The Quadrant Corporation ("Quadrant"), on the day of mutual execution of this Lease;

     (b) With respect to that portion of the Leased Premises currently occupied by Quadrant no later than seven (7) days after mutual execution of this Lease; after may be prior to Substantial Completion of the Lessee Improvements in the Leased Premises by Lessor; and

     (c) With respect to that portion of the Leased Premises currently occupied by Bedford no later than five (5) days after the earlier of (i) the date on which the Bedford Build Out (as defined in Exhibit D hereto) is Substantially Complete, or (ii) the date on which Lessee relocates Bedford, at Lessee's sole cost and expense, to temporary substitute premises acceptable to Bedford.

     Lessee may upon the Construction Delivery Date enter the applicable portions of the Leased Premises for such purposes at its own risk, to construct the Lessee Improvements and to install fixtures, supplies, inventory and other property, all in accordance with the requirements of Exhibit D hereto.

     During the course of any pre-term possession, whether such pre-term possession arises because of an obligation of construction on the part of Lessee, or otherwise, all terms and conditions of this Lease, except for rent and commencement, shall apply, particularly with reference to indemnity by Lessee of Lessor under Article 17 herein for all occurrences within or about the Leased Premises.

     6. DELAY IN DELIVERY OF POSSESSION OR COMPLETION OF LESSEE IMPROVEMENTS

     6.1  DELAY.

     (a) Possession. If Lessor, for any reason whatsoever, cannot deliver possession of the Leased Premises to Lessee by the Construction Delivery Dates set forth in Section 5.1, this Lease shall not be void or voidable, nor shall Lessor be liable for any loss or damage resulting therefrom, but in that event, there shall be an extension of the Estimated Delivery Date and the Commencement Date with respect to that portion of the Premises that Lessor failed to deliver by the applicable Construction Delivery Date, which extension shall correspond on a day for day basis with the number of days that Lessor was delayed in delivering possession of the applicable portion of the Leased Premises to Lessee. In the event Lessor cannot deliver possession of the Leased Premises to Lessee within three (3) months beyond the latest Construction Delivery Date, then Lessor or Lessee may elect to terminate this Lease. In the event the Leased Premises are not delivered within one (1) year from the date of execution, this Lease shall automatically terminate.

     (b) Completion of Lessee Improvements. If by reason of strike, labor troubles, any rule order, or regulation of any governmental agency, or any cause beyond Lessee's reasonable control (a "Force Majure Event"), Lessee cannot substantially complete the Lessee Improvements on or before October 1, 1999, then this Lease shall not be void or voidable and Lessor shall have no right to terminate this Lease, but in that event the Commencement Date shall be extended by the time period of the Force Majure Event and such reasonable additional time, not to exceed sixty (60) days, as is required for Lessee to substantially complete the Lessee Improvements as provided in Exhibit D hereto. In no event shall Lessee be liable to Lessor for any loss or damage resulting from any delay as a result of such Force Majure Event.

     (c) Vacation of Quadrant Leasing Office. The parties acknowledge that Quadrant occupies a small portion of the Leased Premises as a leasing office. Lessor agrees to cause Quadrant to vacate the leasing office and remove all of its trace fixtures and personal property within seven (7) days after mutual execution of this Lease.

                                 7. MINIMUM RENT

     7.1 PAYMENT. Lessee shall pay to Lessor at the address specified in Section 1.1, or at such other place as Lessor may otherwise designate, as "MINIMUM RENT" for the Leased Premises the amount specified in Section 1.5(A) hereof, payable in advance on the first day of each month during the Term. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly.

     All payments of Minimum Rent (including sums defined as rent in Section 2.1(o)) shall be in lawful money of the United States, and payable without deduction, setoff, offset, counterclaim, recoupment, notice or demand.

     7.2 ADVANCE RENT. The amount specified in Section 1.5(B) hereof is paid herewith to Lessor upon execution of this Lease as advance rent, receipt of which is hereby acknowledged, provided, however, that such amount shall be held by Lessor as a "SECURITY DEPOSIT" pursuant to Section 10.1 hereof until it is applied by Lessor to the first Minimum Rent due hereunder.


                               8. ADDITIONAL RENT

     8.1 PERSONAL PROPERTY, GROSS RECEIPTS, LEASING TAXES. This Section 8.1 is intended to deal with impositions or taxes directly attributed to Lessee or this transaction, as distinct from Real Property Taxes attributable to the Complex which are to be allocated among various tenants and others and which are included in Operating Costs. In addition to the Minimum Rent and additional charges to be paid by Lessee hereunder, Lessee shall reimburse Lessor upon demand for any and all taxes required to be paid by Lessor (excluding state, local or federal personal and corporate income taxes measured by the income of Lessor from all sources, and estate and inheritance taxes) whether or not now customary or within the contemplation of the parties hereto:

     (a) Upon, measured by, or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located in the Leased Premises or by the cost or value of any Lessee Improvements made in or to the Leased Premises by or for Lessee, other than Building Standard Work, regardless of whether title to such improvements shall be in Lessee or Lessor;

     (b) Upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Lessee of the Leased Premises or any portion thereof to the extent such taxes are not included as Real Estate Taxes as defined in Section 2.1(n);

     (c) Upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Leased Premises; and

     (d) In connection with any testing, investigation, abatement, remediation, removal, transportation and/or disposal of any Hazardous Materials by Lessee, its employees, agents representatives, contractors, invitees, subtenants and/or assigns (or by Lessor, pursuant to any provision of this Lease granting to Lessor the right to do any of the foregoing on behalf of Lessee and to bill Lessee therefor).

     For purposes of this Section 8.1, the term "taxes" shall include, but not be limited to, any fees, charges, fines, penalties and costs (including, without limitation, permit, approval or licensing fees, charges or costs).

     In the event that it shall not be lawful for Lessee so to reimburse Lessor for any Real Property Taxes or any other taxes specified in this Section 8.1, the Minimum Rent payable to Lessor under this Lease shall be increased to net Lessor (i.e., after payment of the Real Property Taxes or other taxes for which Lessor may not receive reimbursement from Lessee) the amount of Minimum Rent plus reimbursement for Real Property Taxes or other taxes which would have been receivable by Lessor if such Real Property Taxes or other taxes had been reimbursed to Lessor by Lessee as contemplated herein. All Real Property Taxes or other taxes payable by Lessee under this Section shall be deemed to be, and shall be paid as, additional Rent.

     8.2  OPERATING COSTS.

     (a) Lessee shall pay to Lessor, as additional rent, its Pro Rata Percent of the Operating Costs for the Complex for any Lease Year, calculated on the basis of the greater of (i) actual Operating Costs; or (ii) as if the Complex were at least ninety-five percent ( 95%) occupied and operational for the whole of such Lease Year.

     (b) If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Lessee for such period shall be prorated on a per diem basis (utilizing a three hundred sixty [360] day year).

     8.3 METHOD OF PAYMENT. Any additional Rent payable by Lessee under Sections 8.1 and 8.2 hereof shall be paid as follows, unless otherwise provided:

     (a) During the Term, Lessee shall pay to Lessor monthly, in advance with its payment of Minimum Rent, one-twelfth (1/12) of the amount of such additional Rent as reasonably estimated by Lessor in advance, in good faith, to be due from Lessee.

     (b) Annually, as soon as is reasonably possible after the expiration of each Lease Year, Lessor shall prepare in good faith and deliver to Lessee a comparative statement, which statement shall be conclusive between the parties hereto, setting forth (1) the Operating Costs for such Lease Year, and (2) the amount of additional Rent owed by Lessee as determined in accordance with the provisions of this Article 8.

     (c) If the aggregate amount of such estimated additional Rent payments made by Lessee in any Lease Year should be less than the additional Rent due for such year, then Lessee shall pay to Lessor as additional Rent upon demand the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Lessee in any Lease Year of the Term should be greater than the additional Rent due for such year, then should Lessee not be otherwise in default hereunder, the amount of such excess will be applied by Lessor to the next succeeding installments of such additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Lessor to Lessee, provided Lessee is not otherwise in default under the terms of this Lease.

     (d) Lessor shall keep for at least one (1) years after the expiration of each calendar year, true and accurate books of account and records for Operating Costs, which books and records shall be maintained in accordance with generally accepted accounting principles. Lessee and Lessee's representatives, upon at least thirty (30) days' notice and during normal business hours, but not more than once per year, shall have the right to examine at Lessor's main accounting office and, at Lessee's expense, make copies of Lessor's books and records pertaining to Operating Costs.

     (e) If Lessee audits or inspects Lessor's books of account and/or records, and determines that Lessor's estimate of Operating Costs exceeds the actual Operating Costs by five percent (5%) or more, then Lessor shall promptly pay to Lessee the cost of such audit or inspection.

                           9. ACCORD AND SATISFACTION

     9.1 ACCEPTANCE OF PAYMENT. No payment by Lessee or receipt by Lessor of a lesser amount of Minimum Rent or any other sum due hereunder as additional Rent or any other payment shall be deemed to be other than on account of the earliest due Rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or payment or pursue any other remedy available in this Lease, at law or in equity. Lessor may accept any partial payment from Lessee without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to any applicable statute or other law of the State of Washington.

                              10. SECURITY DEPOSIT

     [Intentionally omitted.]

                                     11. USE

     11.1 PERMITTED USE. The Leased Premises may be used and occupied only for the purposes specified in Section 1.7 hereof, and for no other purpose or purposes without Lessor's prior consent, which consent will not be unreasonably withheld, conditioned or delayed so long as the change in use does not have a material adverse affect on occupancy densities or foot traffic within the Leased Premises. Without limiting other bases for reasonably withholding consent, Lessor shall be deemed to be reasonably withholding its consent if Lessor disapproves of a change in use on the basis that the proposed changed use of the Premises falls outside the normal scope of uses found within other Class A office buildings in Seattle, Washington (e.g., a twenty-four hour per day telephone soliciting service or a tattoo parlor) or would otherwise be objectionable to most owners of Class A Office buildings in Seattle, Washington (e.g., office space for an adult entertainment company). Notwithstanding the foregoing sentences in this Section 11.1, Lessor agrees that Lessee may as part of permitted uses in the Premises operate a twenty-hour customer service call center, provided such use is only an ancillary and incidental part of its primary permitted use of the Premises. Lessee shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, their cleanliness, safety, occupation and use.

     11.2 SAFES, HEAVY EQUIPMENT. Lessee shall not place a load upon any floor of the Leased Premises which exceeds fifty (50) pounds per square foot live load. Lessor reserves the right to prescribe the weight and position of all safes and heavy installations which Lessee wishes to place in the Leased Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Lessee's sole cost and expense for such heavy objects. Notwithstanding the foregoing, Lessor shall have no liability for any damage caused by the installation of such heavy equipment or safes.

     11.3 MACHINERY. Business machines and mechanical equipment belonging to Lessee which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Lessor or to other tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party's expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Lessee shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Lessee must remove such equipment within ten (10) days following written notice from Lessor.

     11.4 HAZARDOUS ACTIVITIES. Lessee shall not engage in any activities or permit to be kept, used, or sold in or about the Leased Premises any article, which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, its occupation and/or use, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Building, the Complex and appurtenances.

     11.5 ACCESS/SECURITY. Lessee and its employees shall have access to the Leased Premises 24 hours per day, 365 days per week. At Lessee's election, Lessee may install its own security system in the Premises and the cost of such security system (including, without limitation, all installment and other related or one-time costs associated with such installation) shall be included in the Lessee Improvement Costs and shall be deducted from the Lessee Improvement Allowance. Any such security installation shall be deemed an alterations and shall be subject to all of the requirement of Section 15. Lessee shall also ensure that any such security system shall not deny Lessor access to the Leased Premises.

                    12. COMPLIANCE WITH LAWS AND REGULATIONS

     12.1 LESSEE'S OBLIGATIONS. Lessee, shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal ordinances and state and federal statutes and regulations now in force or which may hereafter be in force, including, without limitation, the Environmental Laws (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. ss.ss. 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto, collectively herein referred to as the "ADA"), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Lessor and Lessee. Within five (5) days after receipt of notice or knowledge of any violation or alleged violation of any Environmental Law(s) and/or the ADA pertaining to the Complex, any governmental or regulatory proceedings, investigations, sanctions and/or actions threatened or commenced with respect to any such violation or alleged violation, and any claim made or commenced with respect to such violation or alleged violation, Lessee shall notify Lessor thereof and provide Lessor with copies of any written notices or information in Lessee's possession.

     12.2 CONDITION OF LEASED PREMISES. Subject to Lessor's work, if any, as referred to in Exhibit D to this Lease, Lessee hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Lessor, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for Lessee's intended purposes, or any other matter.

     12.3 HAZARDOUS MATERIALS.

     (a) Hazardous Materials Defined. As used herein, the term "HAZARDOUS MATERIALS" shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk, to public health or to the environment, or which are or may become regulated by or under the authority of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq.; the Hazardous Materials Transportation Act, 39 U.S.C.
Section 1801, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; or under any other applicable local, Washington State or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto (collectively "ENVIRONMENTAL LAWS"), including, without limitation, any waste, material or substance which is:

     (i) defined as a "hazardous substance" or "pollutant or contaminant" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.9601 et seq.;

     (ii) listed as an "extremely hazardous substance," "hazardous chemical," or "toxic chemical" pursuant to the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.11001 et seq.;

     (iii) listed as a "hazardous substance" in the United States Department of Transportation Table, 49 C.F.R. 172.101 and amendments thereto, or by the Environmental Protection Agency (or any successor agency) in 40 C.F.R. Part 302 and amendments thereto;

     (iv) defined, listed or designated by regulations promulgated pursuant to any Environmental Law; or

     (v) any of the following: pesticide; flammable explosive; petroleum, including crude oil or any fraction thereof; asbestos or asbestos-containing material; polychlorinated biphenyl; radioactive material; or urea formaldehyde.

     In addition to the foregoing, the term Environmental Laws shall be deemed to include, without limitation, local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

     (b) Use, etc. of Hazardous Materials. Lessee agrees that, except for the use and storage of the generator and generator tank installed by Lessee pursuant to
Section 49.20 hereof and in compliance with all applicable governmental rules and regulations and except for the use and storage, in compliance with all applicable governmental rules and regulations, of those Hazardous Materials normally used in the operation of office space for a business of the type described in Section 1.7 hereof (for example, cleaning solvents and supplies, and toner and other office machine supplies) and then only in such reasonable quantities as are appropriate for such use, during the Term, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release or threatened release of Hazardous Materials on, from or under the Leased Premises by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns (hereinafter collectively, "LESSEE'S PARTIES"). The use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release or threatened release of Hazardous Materials by Lessee's Parties, whether permitted by this Section 12.b(3) or not, are sometimes hereinafter individually or collectively referred to as "HAZARDOUS USE." Except for the generator tank contemplated under Section 49.20, Lessee shall not be entitled to install any tanks under, on or about the Leased Premises for the storage of Hazardous Materials without the express written consent of Lessor, which may be given or withheld in Lessor's sole arbitrary judgment.

     (c) Hazardous Materials Report; When Required. In the event that Lessor agrees in writing that Lessee or Lessee's Parties may make some Hazardous Use of the Leased Premises, Lessee shall submit to Lessor a written report with respect to Hazardous Materials ("REPORT") in the form prescribed in subparagraph (d) below on the following dates:

     (i) Within ten (10) days after the Commencement Date,

     (ii) Within ten (10) days after each anniversary of the Commencement Date during the Term,

     (iii) At any time within ten (10) days after written request by Lessor, and

     (iv) At any time when there has been or is planned any condition which constitutes or would constitute a change in the information submitted in the most recent Report, including any notice of violation as referred to in subparagraph (d)(vii) below.

     (d) Hazardous Materials Report; Contents. The Report shall contain, without limitation, the following information:

     (i) Whether on the date of the Report and (if applicable) during the period since the last Report there has been any Hazardous Use on, from or under the Leased Premises.

     (ii) If there was such Hazardous Use, the exact identity of the Hazardous Materials, the dates upon which such materials were brought upon the Leased Premises, the dates upon which the Hazardous Materials were removed therefrom, and the quantity, location, use and purpose thereof.

     (iii) If there was such Hazardous Use, any governmental permits maintained by Lessee with respect to such Hazardous Materials, the issuing agency, original date of issue, renewal dates (if any) and expiration date. Copies of any such permits and applications therefor shall be attached.

     (iv) If there was such Hazardous Use, any governmental reporting or inspection requirements with respect to such Hazardous Materials, the governmental agency to which reports are made and/or which conducts inspections, and the dates of all such reports and/or inspections (if applicable) since the last Report. Copies of any such Reports shall be attached.

     (v) If there was such Hazardous Use, identification of any operation or business plan prepared for any government agency with respect to any Hazardous Use.

     (vi) Any liability insurance carried by Lessee with respect to Hazardous Materials, the insurer, policy number, date of issue, coverage amounts, and date of expiration. Copies of any such policies or certificates of coverage shall be attached.

     (vii) Any notices of violation of Environmental Laws, written or oral, received by Lessee from any governmental agency since the last Report, the date, name of agency, and description of violation. Copies of any such written notices shall be attached.

     (viii) Any knowledge, information or communication which Lessee has acquired or received relating to (x) any enforcement, cleanup, removal or other governmental or regulatory action threatened or commenced against Lessee or with respect to the Leased Premises pursuant to any Environmental Laws; (y) any claim made or threatened by any person or entity against Lessee or the Leased Premises on account of any alleged loss or injury claimed to result from any alleged Hazardous Use on or about the Leased Premises or Complex; or (z) any report, notice or complaint made to or filed with any governmental agency concerning any Hazardous Use on or about the Leased Premises or Complex. The Report shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is available to Lessee.

     (ix) Such other pertinent information or documents as are reasonably requested by Lessor in writing.

     (e) Release of Hazardous Materials: Notification and Clean Up. If at any time during the Term Lessee knows or believes that any release of any Hazardous Materials by Lessee's Parties has come or will come to be located upon, about or beneath the Leased Premises or the Complex, then Lessee shall immediately, either prior to the release or following the discovery thereof by Lessee, give verbal and follow-up written notice of that condition to Lessor. Lessee covenants to investigate, clean up and otherwise remediate any release of Hazardous Materials caused solely by Lessee's Parties at Lessee's cost and expense; such investigation, clean up and remediation shall be performed only after Lessee has obtained Lessor's written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lessee shall be entitled to respond immediately to an emergency without first obtaining Lessor's written consent. All clean up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Lessor. Notwithstanding the foregoing, whether or not such work is prompted by the foregoing notice from Lessee or is undertaken by Lessor for any other reason whatsoever, Lessor shall have the right, but not the obligation, in Lessor's sole and absolute discretion, exercisable by prior written notice to Lessee , to undertake within or outside the Leased Premises all or any portion of any investigation, clean up or remediation with respect to Hazardous Materials brought onto, used, or released on, under or around the Leased Premises or the Complex by Lessee's Parties (or, once having undertaken any of such work, to cease same, in which case Lessee shall perform the work), all at Lessee's cost and expense, which shall be paid by Lessee as additional Rent within ten (10) days after receipt of written request therefor by Lessor (and which Lessor may require to be paid prior to commencement of any work by Lessor). No such work by Lessor shall create any liability on the part of Lessor to Lessee or any other party in connection with such Hazardous Materials or constitute an admission by Lessor of any responsibility with respect to such Hazardous Materials. It is the express intention of the parties hereto that Lessee shall be liable under this Section 12.3(e) for any and all conditions covered hereby which were caused or created solely (i) by any of Lessee's Parties, or (ii) by any Hazardous Materials brought onto the Leased Premises or the Complex by or for the benefit of Lessee's Parties (collectively "TENANT CAUSED Contamination"). Lessee shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Leased Premises or the Complex without first (i) notifying Lessor of Lessee's intention to do so and affording Lessor the opportunity to participate in any such proceedings, and (ii) obtaining Lessor's prior written consent; Provided, however, that, other than the obligations assumed by Lessee in this
Section 12 regarding Hazardous Materials, Lessor shall pay for all costs and expenses, including, without limitation, attorney fees and costs, (together, "Lessor's Costs") arising in whole or in part from or in any way related to, any investigation, study, report, clean up or remediation of any Hazardous Material which is during the Term introduced onto the Complex by Lessor or its agents, contractors or employees ("LANDLORD CAUSED CONTAMINATION") Notwithstanding any other provision of this Lease, Lessor's Costs shall not be included in Operating Costs as defined in Section 2.1(k) hereof.

     (f) Pre-Existing Hazardous Materials. As used herein, "PRE-EXISTING HAZARDOUS MATERIALS" shall mean Hazardous Materials from any source that are as of the date hereof located on, about, or beneath or are migrating from, onto or under any part of the Complex (including, without limitation, groundwater). Lessor represents and warrant to Lessee that, to Lessor's actual knowledge, as of the date hereof, there are no Pre-Existing Hazardous Materials except those, if any, disclosed in that certain Revised Independent Remedial Action Interim Report - Adobe Development dated March 30, 1998 (Project No. 41289-001.001) issued by EMCON, a copy of which report has been provided to Lessee.

     (g) Inspection and Testing by Lessor. Lessor shall have the right at all times during the Term, on not less than 24 hours prior notice to Lessee (which notice may be by telephone) to (i) inspect the Leased Premises, as well as Lessee's books and records related to Hazardous Materials, and to (ii) conduct tests and investigations to determine whether Lessee is in compliance with the provisions of this Section. Except in case of emergency, Lessor shall give reasonable notice to Lessee before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Lessee, if such tests reveal a violation of the provisions of this Article 12 by any of Lessee's Parties. Neither any action nor inaction on the part of Lessor pursuant to this Section 12.3(g) shall be deemed in any way to release Lessee from, or in any way modify or alter, Lessee's responsibilities, obligations, and/or liabilities incurred pursuant to Section 12.3 hereof.

     12.4 MUTUAL ENVIRONMENTAL INDEMNITIES.

     (a) Lessee Indemnity of Lessor. Lessee shall indemnify, hold harmless, and, at Lessor's option (with such attorneys as Lessor may approve in advance and in writing), defend Lessor (and Lessor's officers, directors, shareholders, trustees, partners, employees, contractors, agents and mortgagees or other lien holders), from and against any and all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature, including, without limitation, property damage, (including, the diminution in value of Lessor's interest in the Leased Premises or the Complex, and damages for the loss or restriction on use of any space or amenity within the Leased Premises or the Complex, damages arising from any adverse impact on marketing space in the Complex), sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person, suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration (all of the foregoing being hereinafter sometimes collectively referred to as "LOSSES"), arising out of or in connection with a Tenant Caused Contamination, Lessee's breach of the provisions of this
Article 12; or any Hazardous Use on, about or from the Leased Premises or the Complex. Lessee warrants that it is leasing the Leased Premises "as-is, where-is," and that it has thoroughly inspected the Leased Premises prior to execution of this Lease. Notwithstanding anything to the contrary herein, Lessee shall have no liability or responsibility to Lessor under this Lease or otherwise for any Pre-Existing Hazardous Materials.

     (b) Lessor Indemnity of Lessee. Lessor shall indemnify, hold harmless, and, at Lessee's option (with such attorneys as Lessee may approve in advance and in writing), defend Lessee (and Lessee's officers, directors, shareholders, trustees, partners, employees, contractors, agents and mortgagees or other lien holders), from and against any and all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature, including, without limitation, property damage, (including, damages for the loss or restriction on use of any space or amenity within the Leased Premises or the Complex), sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person, suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration arising out of or in connection with a Landlord Caused Contamination or Lessor's breach of the provisions or warranties of this Article 12. Notwithstanding anything to the contrary herein, Lessor shall have no liability or responsibility to Lessee under this Lease or otherwise for any Hazardous Materials that first appear on the Premises or the Complex during the Term due to the actions or omissions of other tenants within the Building or Complex or to the actions or omissions of other third parties (except Landlord's agents or contractors).

     12.5 RELEASE AND ASSUMPTION OF RISK.

     (a) Lessee, for itself, and its officers, directors, shareholders, partners, agents, contractors, attorneys, brokers, servants, employees, sublessees, lessees, invitees, concessionaires, licensees and representatives (hereinafter referred to as "RELEASORS"), hereby waives, releases, acquits and forever discharges Lessor and its officers, directors, trustees, shareholders, partners, agents, contractors, attorneys, brokers, servants, employees, lessees, invitees, licensees and representatives (hereinafter referred to as "RELEASEES") of and from any and all Losses, which are in any way connected with, based upon, related to or arising out of (i) any Hazardous Materials on or about the Leased Premises or the Complex, (ii) any violation by or relating to the Leased Premises or the Complex (or the ownership, use, condition, occupancy or operation thereof), or by the Releasors or any other persons or entities, of any Environmental Laws affecting the Leased Premises or the Complex, or (iii) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency or any court in connection with any of the matters referred to in clauses (i) or (ii) above (collectively, the "RELEASED MATTERS"), except to the extent otherwise provided in Section 12.4,. Releasors hereby expressly assume any and all risk of Losses based on or arising out of or pertaining to the Released Matters except to the extent otherwise provided in
Section 12.4.

     (b) Lessee agrees, represents and warrants that the Released Matters are not limited to matters which are known, disclosed or foreseeable, and Lessee realizes and acknowledges that factual matters now unknown to it may have given, or may hereinafter give, rise to Losses which are presently unknown, unanticipated and unsuspected. Lessee further agrees, represents and warrants that the provisions of this Section 12.5 have been negotiated and agreed upon in light of that realization and that Lessee nevertheless hereby intends to release, discharge and acquit the Releasees from any such unknown Losses which are in any way related to this Lease or the Complex.

                            13. SERVICE AND EQUIPMENT

     13.1 CLIMATE CONTROL, Lessor, as part of Operating Costs, shall provide climate control to the Leased Premises from 7:00 a.m. to 6:00 p.m. (the "CLIMATE CONTROL HOURS") on weekdays and -Saturdays (Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Lessor shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any other cause beyond Lessor's reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Lessee's request shall be at Lessee's sole cost and expense in accordance with rate schedules promulgated by Lessor from time to time. The current estimated charge for climate control service is $50 per hour, but Lessee shall not be required to pay more than the actual third-party costs for such extra service, together with a reasonable charge to Lessor for maintenance and administration costs related to such service. Lessee acknowledges that Lessor has installed in the Building a system for the purpose of climate control. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Lessor's equipment, shall be made by Lessee at its cost and expense but only with the written consent of Lessor first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Lessor. If installation of partitions, equipment or fixtures by Lessee necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by Lessor at Lessee's expense. Lessee acknowledges that up to one (1) year may be required after Lessee has fully occupied the Leased Premises in order to adjust and balance the climate control systems. Any charges to be paid by Lessee hereunder shall be due within ten (10) days of receipt of an invoice from Lessor,

     13.2 ELEVATOR SERVICE. Lessor, as part of Operating Costs, shall provide elevator service (which may be with or without operator at Lessor's option) during all hours provided that Lessee, its employees, and all other persons using such services shall do so at their own risk.

     13.3 CLEANING PUBLIC AREAS. Lessor, as part of Operating Costs, shall promptly maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.

     13.4 REFUSE DISPOSAL. Lessee shall pay Lessor, within ten (10) days of being billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Lessee as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

         13.5 JANITORIAL SERVICE. Lessor, as part of Operating Costs, shall provide cleaning and janitorial service in and about the Complex and Leased Premises from time to time on weekdays (Saturdays, Sundays and holidays excepted) in accordance with standards in first-class office buildings in the city in which the Building is located.

     To the extent that Lessee shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as "SPECIAL CLEANING SERVICE") Lessor may, upon reasonable advance notice from Lessee, elect to furnish such Special Cleaning Service and Lessee agrees to pay Lessor, within ten (10) days of being billed therefor, Lessor's charge for providing such additional service.

     Special Cleaning Service shall include but shall not be limited to the following:

     (a) The cleaning and maintenance of Lessee eating facilities, including the removal of refuse and garbage therefrom.

     (b) The cleaning and maintenance of Lessee computer centers, including peripheral areas, and removal of waste paper therefrom.

     (c) The cleaning and maintenance of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers and large scale duplicating rooms.

     (d) The cleaning and maintenance in areas of special security such as storage units.

     (e) The provision of consumable supplies for private toilet rooms.

     13.6 INTERRUPTIONS. Lessor does not warrant that any of the services referred to above or any other services and/or utilities which Lessor may supply or are supplied will be free from interruption and/or the need for maintenance and repairs or replacement. Lessee acknowledges that any one or more such services may be suspended or reduced by reason of repair, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Lessor, by orders or regulations of any federal, state, county or municipal authority, or by any other cause of action unless such interruption is the result of the gross negligence or willful misconduct of Lessor or Lessor's agents, employees, or invitees.

     Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Lessee's use and possession of the Leased Premises or any part thereof, nor render Lessor liable to Lessee for damages by abatement of Rent or otherwise, nor relieve Lessee of performance of Lessee's obligations under this Lease.

                                    14. WASTE

     14.1 WASTE OR NUISANCE. Lessee shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

                                 15. ALTERATIONS

     15.1 CONSENT OF LESSOR; OWNERSHIP. Other than non-structural alterations not costing more than $25,000.00 in any consecutive twelve (12) month period, Lessee shall not make, or suffer to be made, any alterations to the Leased Premises, the Building, or the Complex, and/or Lines, systems and facilities therein, or any part thereof, without the written consent of Lessor first had and obtained, which consent will not be unreasonably withheld, conditioned or delayed. When Lessor consents to such alterations, it shall, if so requested by Lessee, also notify Lessee if Lessor will require Lessee to remove such improvement at the expiration or earlier termination of this Lease. Any additions to or alterations of the Leased Premises (except trade fixtures) shall, immediately upon being made, constitute a part of the realty and Lessor's property, and shall, at the expiration or earlier termination of this Lease, remain upon the Leased Premises without compensation to Lessee, unless Lessor notified Lessee at the time the item was installed that such item was to be removed prior to Lease expiration or termination, as provided in Section 15.4, below. Except as otherwise provided in this Lease, Lessee shall have the right to remove its trade fixtures placed upon the Leased Premises, provided that Lessee restores the Leased Premises as indicated below. Any and all reasonable costs incurred by Lessor, whether in complying with laws, governmental requirements or otherwise, as a result of any "alterations" (as hereinafter defined), or as a result of request by Lessee for increased Lines or other utility capacity above that presently existing (or, in the event the Building is to be constructed or substantially altered by Lessor prior to the delivery date, above that which is planned by Lessor for the Building) shall be paid by Lessee within ten (10) days after demand therefor by Lessor.

     15.2 REQUIREMENTS. Any alterations, additions or installations performed by Lessee in the Leased Premises or Building (hereinafter collectively "alterations") shall be subject to strict conformity with the following requirements:

     (a) All alterations shall be at the sole cost and expense of Lessee;

     (b) Prior to commencement of any work of alteration, Lessee shall submit detailed plans and specifications, including working drawings (hereinafter referred to as "PLANS"), of the proposed alterations, which shall be subject to the consent of Lessor in accordance with the terms of Section 15.1 above;

     (c) [Intentionally Omitted.]

     (d) No alterations shall be commenced without Lessee having previously obtained all appropriate permits and approvals required by and of governmental agencies;

     (e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Plans previously approved by Lessor and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new, and/or of recent manufacture and of the most suitable grade for the purpose intended;

     (f) Lessee must obtain the prior written approval from Lessor in accordance with the terms of Section 15.1 above for Lessee's contractor before the commencement of the work. Lessor may require that Lessee use subcontractors designated by Lessor as to specified portions of the work. Lessee's contractor shall maintain all of the insurance reasonably required by Lessor, including, without limitation, commercial general liability, workers' compensation, builder's risk and course of construction insurance. The limits of such insurance shall, at a minimum, be the same as those specified in Article 18;

     (g) As a condition of approval of the alterations, Lessor may require performance and labor and materialmen's payment bonds issued by a surety approved by Lessor, in a sum equal to the cost of the alterations guarantying the completion of the alterations free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Lessor as beneficiary;

     (h) The alterations must be performed in a manner such that they will not interfere with the quiet enjoyment of the other lessees in the Complex;

     (i) Lessor shall have the right to condition any approval of the alterations upon (i) submission by Lessee of a Report with respect to Hazardous Materials, and/or (ii) the performance by Lessee at Lessee's cost and expense of such investigation, clean-up and remediation with respect to Hazardous Materials as Lessor may request, in Lessor's sole and absolute discretion; provided, however, that Lessor shall have the right, but not the obligation, to undertake all or any portion of such investigation, clean-up or remediation at Lessee's cost and expense in accordance with the provisions of Section 12.3(e) above. Lessee acknowledges and agrees that Lessor shall have the right, in its sole and absolute discretion, to disapprove the making of any such alterations based upon the results of any investigation with respect to Hazardous Materials.

     15.3 LIENS. Lessee shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event a mechanic's or other lien is filed against the Leased Premises or the Complex of which the Leased Premises form a part as a result of a claim arising through Lessee and such lien is not removed within ten (10) business days after Lessee receives written notice of such lien, Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Lessor. In the alternative, Lessee may bond around such lien in accordance to RCW 60.04.161. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so. Lessor may pay the claim prior to the enforcement thereof, in which event Lessee shall reimburse Lessor in full, including attorneys' fees, for any such expense, as additional rent, with the next due rental.

     15.4 RESTORATION. Lessee shall return the Leased Premises to Lessor at the expiration or earlier termination of the Term of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, Lessee shall ascertain from Lessor at least thirty (30) days prior to the expiration or earlier termination of the Term of this Lease, whether Lessor desires the Leased Premises, or any part thereof, restored to its condition prior to the making of permitted alterations, and if Lessor shall so desire, then Lessee shall forthwith restore said Leased Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Lessee is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Lessee at its sole cost and expense prior to termination.

                             16. PROPERTY INSURANCE

     16.1 USE OF PREMISES. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building in which the Leased Premises are located or upon any other building or improvement in the Complex or cause the cancellation of any insurance policy covering the Building or any other building or improvement in the Complex, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Premises or the Complex, any article which may be prohibited by the standard form of "All Risk" fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements of any insurance organization or company, pertaining to the Leased Premises, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building, or the Complex.

     16.2 INCREASE IN PREMIUMS. Lessee agrees to pay to Lessor directly, as additional Rent and not as part of Operating Costs, any increase in premiums on policies which may be carried by Lessor on the Leased Premises, the Building or the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of Rent caused by fire and other perils, resulting solely from the nature of Lessee's occupancy or any act or omission of Lessee. All payments of additional Rent by Lessee to Lessor pursuant to this
Section 16.2 shall be made within ten (10) days after receipt by Lessee of Lessor's billing therefor. Lessee shall also pay its Pro Rata Percent of all premiums for insurance carried by Lessor on the Leased Premises, the Building and the Complex as part of Operating Costs.

     16.3 PERSONAL PROPERTY INSURANCE. Lessee shall maintain in full force and effect on all of its fixtures, furniture, equipment and other business personal property in the Leased Premises a policy or policies providing protection against any peril included within the classification "All Risk" to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a coinsurance provision, whichever is greater. No such policy shall have a deductible in an amount greater than Five Thousand Dollars ($5,000), as such amount may be adjusted from time to time by Lessee in accordance with standards then prevailing in the market for commercial tenants occupying similar space. Lessee shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises. During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Lessor shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Lessee. Lessee shall also maintain business interruption insurance and insurance for all plate glass upon the Leased Premises. All insurance specified in this Section 16.3 to be maintained by Lessee shall be maintained by Lessee at its sole cost.

     16.4 RENT LOSS/BUSINESS INTERRUPTION INSURANCE. Lessee shall carry Business Interruption or loss of income insurance covering those risks referred to in Articles 16 and 18 hereof, in an amount equal to all gross income of Lessee generated from its operations in the Leased Premises for a period of twelve (12) months at the then current rate of gross income earning.

              17. INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

     17.1 INTENT AND PURPOSE. This Article 17 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

     17.2 WAIVER OF SUBROGATION. Lessor and Lessee release each other, and their respective authorized representatives, from any claims for (i) damage to the Leased Premises and the Building and other improvements in which the Leased Premises are located, and to the furniture, fixtures, and other business personal property, Lessee's improvements and alterations of either Lessor or Lessee, in or on the Leased Premises and the Building and other improvements in which the Leased Premises are located, and (ii) for loss of business or income of either Lessor or Lessee, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

     17.3 FORM OF POLICY. Each party shall cause each such property insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by any peril included within the classification "All Risk" which is insured against under any property insurance policy carried under the terms of this Lease.

     17.4 INDEMNITY. Lessee, as a material part of the consideration to be rendered to Lessor, shall indemnify, defend, protect and hold harmless Lessor against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Lessor or which Lessor may pay or incur by reason of injury to person or property or business, from whatever cause, all or in any way connected with the acts and omissions of Lessee, and the condition or use by Lessee of the Leased Premises, or the improvements or personal property therein or thereon, including without limitation any liability or injury to the person or property or business of Lessee, its agents, officers, employees or invitees. Lessee agrees to indemnify, defend and protect Lessor and hold it harmless from any and all liability, loss, cost or obligation on account of, or arising out of, any such injury or loss however occurring, including breach of the provisions of this Lease and the negligence of the parties hereto. Notwithstanding the foregoing, nothing contained herein shall obligate Lessee to indemnify Lessor against Lessor's sole or gross negligence or willful acts.

     17.5 DEFENSE OF CLAIMS. In the event any action, suit or proceeding is brought against Lessor by reason of any occurrence covered by Section 17.4, above, Lessee, upon Lessor's request, will at Lessee's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Lessee or by the insurer whose policy covers the occurrence and in either case reasonably approved by Lessor. The obligations of Lessee under this Section arising by reason of any occurrence taking place during the Term shall survive any termination of this Lease.

     17.6 WAIVER OF CLAIMS. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages or injury, as described below, from any cause arising at any time, including the negligence of the parties hereto:

     (a) damages to goods, wares, merchandise and loss of business or income in, upon or about the Leased Premises and injury to Lessee, its agents, employees, invitees or third persons, in, upon or about the Leased Premises; and

     (b) (notwithstanding anything to the contrary contained in this Lease, including, without limitation, the definition of Operating Costs in Section 2.1(k), which includes "policing") damages to goods, wares, merchandise and loss of business, in, upon or about the Leased Premises or the Complex, and injury to Lessee, its agents, employees, invitees or third persons in, upon or about the Leased Premises or the Complex, where such damage or injury results from Lessor's failure to police or provide security for the Complex or Lessor's negligence in connection therewith.

     Notwithstanding the foregoing, in no event shall Lessee be deemed to have waived any claims as against Lessor where such claims are based upon, or arise out of, the gross negligence or willful misconduct of Lessor.

     Lessee expressly acknowledges and agrees that the provisions of Section 12.6(b) above apply fully with respect to the matters waived pursuant to this
Section 17.6, and, for such purpose, the term Released Matters, as used in
Section 12.5(b), shall be deemed to include the matters waived pursuant to this
Section 17.6.

     17.7 REFERENCES. Wherever in this Article the term Lessor or Lessee is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, shareholders, employees, contractors, partners, agents and mortgagees or other lien holders.

                             18. LIABILITY INSURANCE

     18.1 LESSEE'S INSURANCE. Lessee shall, at Lessee's expense, obtain and keep in force during the Term, a commercial general liability insurance policy insuring Lessee against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence with a TWO MILLION DOLLAR ($2,000,000.00) annual aggregate; and an umbrella policy of THREE MILLION DOLLARS ($3,000,000.00) any one occurrence. Lessor and any lender or other party in interest designated by Lessor shall be named as additional insured(s). The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Lessor may carry; shall state that Lessor is entitled to recovery for the negligence of Lessee even though Lessor is named as an additional insured; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insured; and shall afford coverage after the Term (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the Term. The limits of said insurance shall not limit any liability of Lessee hereunder. Not more frequently than every three (3) years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate, Lessee shall promptly increase said insurance coverage as required by Lessor.

     18.2 WORKERS' COMPENSATION INSURANCE. Lessee shall carry Workers' Compensation insurance as required by law, including an employers' liability endorsement.

                        19. INSURANCE POLICY REQUIREMENTS

     19.1 GENERAL REQUIREMENTS. All insurance policies required to be carried by Lessee (except Lessee's business personal property insurance) hereunder shall conform to the following requirements:

     (a) The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the Term as follows:
Policyholders' rating of A; financial rating of not less than VII;

     (b) The insurer shall be qualified to do business in the state in which the Leased Premises are located;

     (c) The policy shall be in a form and include such endorsements as are reasonably acceptable to Lessor;

     (d) Certificates of insurance shall be delivered to Lessor at commencement of the Term and certificates of renewal at least thirty (30) days prior to the expiration of each policy;

     (e) Each policy shall require that Lessor be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

                          20. LESSEE INSURANCE DEFAULT

     20.1 RIGHTS OF LESSOR. In the event that Lessee fails to obtain any insurance required of it under the terms of this Lease, Lessor may, at its option, but is not obligated to, obtain such insurance on behalf of Lessee and bill Lessee, as additional rent, for the cost thereof. Payment shall be due within ten (10) days of receipt of the billing therefor by Lessee.

                  21. FORFEITURE OF PROPERTY AND LESSOR'S LIEN

     21.1 REMOVAL OF PERSONAL PROPERTY. Lessee agrees that as of the date of termination of this Lease or repossession of the Leased Premises by Lessor, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Lessee not removed within five (5) business days of such date shall, at the option of Lessor, irrevocably become the sole property of Lessor. Lessee waives all rights to notice and all common law and statutory claims and causes of action which it may have against Lessor subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Lessee acknowledges Lessor's need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Lessor incurring a loss for inability to deliver the Leased Premises to a prospective lessee.

     21.2 LESSOR'S LIEN. Lessee hereby grants to Lessor a lien upon and security interest in all fixtures, chattels and personal property of every kind now or hereafter to be placed or installed in or on the Leased Premises and agrees that in the event of any default on the part of Lessee, Lessor shall have all the rights and remedies afforded the secured party by the chapter on "DEFAULT" of Division 9 of the Uniform Commercial Code of the state in which the Leased Premises are located and may, in connection therewith, also (a) enter on the Leased Premises to assemble and take possession of the collateral, (b) require Lessee to assemble the collateral and make its possession available to Lessor at the Leased Premises, and (c) enter the Leased Premises, render the collateral, if equipment, unusable and dispose of it in a manner provided by the Uniform Commercial Code of the state in which the Leased Premises are located. Lessee hereby designates Lessor as his attorney-in-fact for purposes of executing such documents as may be necessary to perfect the lien and security interest granted hereunder.

                           22. MAINTENANCE AND REPAIRS

     22.1 LESSOR'S OBLIGATIONS. Subject to the other provisions of this Lease imposing obligations in this respect upon Lessee, Lessor shall repair, replace and maintain the external and Structural parts of the Complex which do not comprise a part of the Leased Premises and are not leased to others, janitor and equipment closets and shafts within the Leased Premises designated by Lessor for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Lessor shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Lessor shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Lessee by reason of failure of equipment, Lines, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the deliberate act or omission of Lessor, its servants, agents, or employees. The cost for such repairs, maintenance and replacement shall be included in Operating Costs in accordance with Section 2.1(k) hereof.

     22.2 NEGLIGENCE OF LESSEE. If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment, Lines, systems and/or facilities of the Building or the Complex, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the negligence, carelessness or misuse of Lessee, its agents, employees or anyone permitted by it to be in the Complex, or through it in any way, the cost of the necessary repairs, replacements or alterations shall be borne by Lessee who shall pay the same to Lessor as additional charges forthwith on demand.

     22.3 LESSEE'S OBLIGATIONS. Lessee shall maintain and repair the interior portions of the Leased Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures; all Lessee Improvements and alterations in the Leased Premises; all electrical and telephone outlets and conduits not concealed by floors, walls or ceilings; all fixtures and shelving; and all special mechanical and electrical equipment (which equipment is not a normal part of the Leased Premises) installed by or for Lessee; reasonable wear and tear, damage with respect to which Lessor has an obligation to repair as provided in Section 22.1 and Section 23.2 hereof only excepted. Lessee must obtain the prior written approval from Lessor for Lessee's contractor before the commencement of the repair, which approval shall not be unreasonably withheld, conditioned or delayed. Lessor may require that Lessee use a specific contractor for certain types of repairs. Lessor may enter and view the state of repair and Lessee will repair in a good and workmanlike manner according to prior notice in writing. Notwithstanding the foregoing, Lessee shall not make any repairs to the equipment, Lines, facilities or systems of the Building or Complex which are outside of the Leased Premises or which do not exclusively serve the Leased Premises.

     22.4 CLEANING. Lessee agrees at the end of each business day to leave the Leased Premises in a reasonably clean condition for the purpose of the performance of Lessor's cleaning services referred to herein. Lessee shall maintain the appearance of the Leased Premises in a manner consistent with the character, use and appearance of the Complex.

     22.5 WAIVER. Lessee waives all rights it may have under law to make repairs at Lessor's expense.

                                 23. DESTRUCTION

     23.1 RIGHTS OF TERMINATION. In the event the Leased Premises suffers (a) an "uninsured property loss" (as hereinafter defined) or (b) a property loss which cannot be repaired within one hundred ninety five (195) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Lessor may terminate this Lease as at the date of the damage upon written notice to Lessee following the property loss. In the event of a property loss to the Leased Premises which cannot be repaired within one hundred ninety-five (195) days of the occurrence thereof, Lessee shall have the right to terminate the Lease by written notice to Lessor within twenty (20) days following notice from Lessor that the time for restoration shall exceed one hundred ninety-five (195) days. For purposes of this Lease, the term "uninsured property loss" shall mean any loss arising from a peril not covered by the standard form of "All Risk" property insurance policy.

     23.2 REPAIRS. In the event of a property loss which may be repaired within one hundred ninety-five (195) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 23.1 above, then this Lease shall continue in full force and effect and Lessor shall promptly undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as practicable. Such partial destruction shall in no way annul or void this Lease except that Lessee shall be entitled to a proportionate reduction of Minimum Rent and additional Rent following the property loss and until the time the Leased Premises are restored. Such reduction shall be an amount which reflects the degree of interference with Lessee's business. So long as Lessee conducts its business in the Leased Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Lessor shall within ten (10) days thereafter refund to Lessee any sums due in respect of the reduced rental from the date of the property loss. Lessor's obligations to restore shall in no way include any construction originally performed by Lessee or subsequently undertaken by Lessee, but shall include solely that property constructed by Lessor prior to commencement of the Term, including without limitation, any Lessee Improvements.

     23.3 REPAIR COSTS. The cost of any repairs to be made by Lessor pursuant to
Section 23.2 of this Lease shall be paid by Lessor utilizing available insurance proceeds, and Lessor shall have no obligation to restore the Leased Premises or the Complex to the extent that the cost of such repairs or restoration is not covered by insurance proceeds actually received by Lessor in connection with such damage or destruction.

     23.4 WAIVER. Lessee hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Lessor is obligated to repair or may elect to repair under the terms of this Article. Further, in event of a property loss occurring during the last two (2) years of the original Term hereof or of any extension, Lessor need not undertake any repairs and may cancel this Lease unless Lessee has the right under the terms of this Lease to extend the Term for an additional period of at least five (5) years and does so within thirty (30) days of the date of the property loss.

     23.5 LESSOR'S ELECTION. In the event that the Complex or Building in which the Leased Premises are situated be destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 23.1 above. At all events, a total destruction of the Complex of which the Leased Premises form a part, or the Leased Premises itself, shall terminate this Lease.

                                24. CONDEMNATION

     24.1 DEFINITIONS.

     (a) "CONDEMNATION" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     (b) "DATE OF TAKING" means the date the condemnor has the right to possession of the property being condemned.

     (c) "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

     (d) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     24.2 TOTAL TAKING. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

     24.3 PARTIAL TAKING; COMMON AREAS.

     (a) If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Lessee can elect to terminate this Lease if twenty percent ( 20%) or more of the total number of square feet in the Leased Premises is taken.

     (b) If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to or parking for the Leased Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, either party shall have the election to terminate this Lease pursuant to this Section.

     (c) If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Lessor shall have the election to terminate this Lease in the manner prescribed herein.

     24.4 TERMINATION OR ABATEMENT. If either party elects to terminate this Lease under the provisions of Section 24.3 (such party is hereinafter referred to as the "TERMINATING PARTY"), it must terminate by giving notice to the other party (the "NONTERMINATING PARTY") within thirty (30) days after the nature and extent of the taking have been finally determined (the "DECISION PERIOD"). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than sixty (60) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Rent and additional Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Rent and additional Rent in effect prior to the taking by a fraction, the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

     24.5 RESTORATION. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Lessor, at its cost, shall promptly accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Lessor be obligated to expend more for such restoration than the extent of funds actually paid to Lessor by the condemnor.

     24.6 AWARD. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Lessor, except that Lessee shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Lessor's award in respect of the real property: Lessee's trade fixtures, tangible personal property, loss of business and relocation expenses. At all events, Lessor shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Lessee shall not be entitled to any award until Lessor has received the above sum in full.

                          25. ASSIGNMENT AND SUBLETTING

     25.1 LEASE IS PERSONAL. The purpose of this Lease is to transfer possession of the Leased Premises to Lessee for Lessee's personal use in return for certain benefits, including rent, to be transferred to the Lessor. Lessee's right to assign or sublet as stated in this Article is subsidiary and incidental to the underlying purpose of this Lease. Lessee acknowledges and agrees that it has entered into this Lease in order to acquire the Leased Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others.

     25.2 "TRANSFER OF THE LEASED PREMISES" DEFINED. The terms "TRANSFER OF THE LEASED PREMISES" or "TRANSFER" as used herein shall include any assignment of all or any part of this Lease (including assignment by operation of law), subletting of all or any part of the Leased Premises or transfer of possession, or granting of the right of possession or contingent right of possession of all or any portion of the Leased Premises including, without limitation, license, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or suffering any other person (the agents and servants of Lessee excepted) to occupy or use the Leased Premises or any portion thereof. If Lessee is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, or Lessee consists of more than one party, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or ownership interest, in the aggregate in excess of fifty percent (50%), shall be deemed a Transfer of the Leased Premises.

     25.3 TRANSFER UPON CONSENT. Lessee shall have the right to permit or suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto, but only upon the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Lessor.

     25.4 WHEN CONSENT GRANTED.

     (a) The consent of Lessor to a Transfer may not be unreasonably withheld, conditioned or delayed, provided that it is agreed to be reasonable for Lessor to consider any of the following reasons, which list is not exclusive, in electing to consent or to deny consent:

     (i) Financial strength of the proposed transferee (other than a subtenant) is not at least equal to that of Lessee at the time of execution of this Lease;

     (ii) A proposed transferee whose occupation of the Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

     (iii) A proposed transferee whose impact on the common facilities or the other occupants of the Complex would be disadvantageous;

     (iv) A proposed transferee whose use presents a risk of violation of
Article 12;

     (v) A proposed transferee whose occupancy will require a variation in the terms of this Lease (for example, a variation in the use clause) or which otherwise adversely affects any interest of Lessor, unless otherwise agreed by Lessor;

     (vi) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Lessee or Lessee's business is subject; or

     (vii) That the validity of the Transfer is conditioned on the conformity of the Lessee and transferee with all provisions of this Lease at the time of Transfer, including, without limitation, the requirement that there be no uncured notices of default under the terms of this Lease.

     (b) Notwithstanding the foregoing, Lessee shall have the right, without the consent of Lessor, but upon prior written notice to Lessor, to assign this Lease to a company incorporated or to be incorporated by Lessee, provided that Lessee owns or beneficially controls all the issued and outstanding shares of capital stock of the company; further provided, however, that in the event that at any time following such assignment, Lessee wishes to sell, mortgage, devise, hypothecate or in any other manner whatsoever transfer any portion of the ownership or beneficial control of the issued and outstanding shares in the capital stock of such company, such transaction shall be deemed to constitute a Transfer and shall be subject to all of the provisions of this Article 25 with respect to a Transfer of the Premises including, by specific reference, the provisions of Section 25.8. Notwithstanding anything to the contrary contained in this Lease, Lessor consents to an assignment of this Lease, or a subletting of all or part of the Leased Premises to (i) the parent of Lessee or a wholly owned subsidiary of Lessee or of such parent, (ii) any entity into which or with which Lessee may be merged or consolidated, provided that the net worth of the resulting entity is at least equal to the greater of
(A) the net worth of Lessee on the date hereof, or (B) the net worth of Lessee immediately prior to such merger or consolidation, or (iii) any entity to which Lessee sells all or substantially all of its assets, provided that such entity expressly assumes all of Lessee's obligations hereunder and provided that the net worth of the entity which acquires Lessee's assets is at least equal to the greater of (A) the net worth of Lessee on the date hereof or (B) the net worth of Lessee immediately prior to such transaction.

     25.5 PROCEDURE FOR OBTAINING CONSENT.

     (a) Lessor need not commence its review of any proposed Transfer, or respond to any request by Lessee with respect to such, unless and until it has received from Lessee reasonably adequate descriptive information concerning the transferee, the business to be conducted by the transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

     (i) The past two years' Federal Income Tax returns of the proposed transferee (or in the alternative the past two years' annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

     (ii) Banking references of the proposed transferee;

     (iii) A copy of the instrument by which Lessee proposes to effectuate the Transfer.

     (b) Lessee shall reimburse Lessor as additional Rent for Lessor's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted, in an amount not to exceed $500.

     25.6 RECAPTURE. [INTENTIONALLY OMITTED]

     25.7 REASONABLE RESTRICTION. The restrictions on Transfer described in this
Article 25 are acknowledged by Lessee to be reasonable for all purposes.

     25.8 EFFECT OF TRANSFER. If Lessor consents to a Transfer, the following conditions shall apply:

     (a) Each and every covenant, condition or obligation imposed upon Lessee by this Lease and each and every right, remedy or benefit afforded Lessor by this Lease shall not be impaired or diminished as a result of such Transfer.

     (b) Lessee shall pay to Lessor on a monthly basis, fifty percent (50%) of the excess of any sums of money, or other economic consideration received by Lessee from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like over the aggregate, of (i) the reasonable expenses actually paid by Lessee to unrelated third parties for brokerage commissions, tenant improvements to the Leased Premises, or design fees incurred as a direct consequence of the Transfer, and,
(ii) the total sums which Lessee pays Lessor under this Lease in such month, or the prorated portion thereof if the portion of the Leased Premises transferred is less than the entire Leased Premises. The amount so derived shall be paid with Lessee's payment of Minimum Rent.

     (c) No Transfer, whether or not consent of Lessor is required hereunder, shall relieve Lessee of its primary obligation to pay the Rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rent by Lessor from any person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

     (d) If Lessor consents to a sublease, such sublease shall not extend beyond the expiration of the Term.

     (e) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Lessee shall deliver to Lessor a duly executed duplicate original of the Transfer instrument in form reasonably satisfactory to Lessor which provides that (i) the transferee assumes Lessee's obligations for the payment of Rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Lessor's election, attorn directly to Lessor in the event Lessee's Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of Transfer contains such other assurances as Lessor reasonably deems necessary.

                           26. [INTENTIONALLY OMITTED]

                               27. ENTRY BY LESSOR

     27.1 RIGHTS OF LESSOR. Lessee shall permit Lessor and Lessor's agents to enter the Leased Premises at all reasonable times on not less than 24 hours prior notice to Lessee, which notice may be by telephone for the purpose of inspecting the same or for the purpose of maintaining the Building and the Lines, systems and facilities therein, or for the purpose of making repairs, replacements, alterations or additions to any portion of the Building and the Lines, systems and facilities therein, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs, or for the purpose of placing upon the Building any usual or ordinary "for sale" signs, or for the purpose of showing the Building or the Leased Premises to any potential purchasers, lenders or tenants, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. This Section in no way affects the maintenance obligations of the parties hereto.

                                    28. SIGNS

     28.1 APPROVAL, INSTALLATION AND MAINTENANCE. Lessee shall not place on the Leased Premises or the Complex any exterior signs or advertisements, nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Lessor's prior written consent, which Lessor reserves the right to withhold for any aesthetic reason in its sole good faith judgment. The cost of installation and regular maintenance of any such signs approved by Lessor shall be at the sole expense of Lessee. At the termination of this Lease, or any extension thereof, Lessee shall remove all its signs, and all damage caused by such removal shall be repaired at Lessee's expense. Lessor shall provide Building standard directory signage to Lessee at Lessee's expense. Subject to the approval of Lessor and all governmental approvals, Lessee shall have the right to place a sign on the upper exterior of the Building, which sign must be removed by Lessee at the expiration of this Lease and all damage repaired.

                                   29. DEFAULT

     29.1 DEFINITION. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

     (a) Any failure by Lessee to pay the Rent or to make any other payment required to be made by Lessee hereunder within three (3) business days after written notice from Lessor that such amount is overdue (which notice shall be in lieu of any other statutory notice required with respect to payment defaults);

     (b) Any failure by Lessee to provide executed documents as and when required under the provisions of Section 36.2 and/or Section 37.1;

     (c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the thirty (30) day period allowed, Lessee shall not be deemed to be in default if Lessee shall, within such thirty (30) day period, commence to cure and thereafter diligently prosecute the same to completion;

     (d) Any of (1) the appointment of a receiver (except a receiver appointed at the instance or request of Lessor) to take possession of all or substantially all of the assets of Lessee, or (2) a general assignment by Lessee for the benefit of creditors, or (3) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee, except that Lessee shall have ninety (90) business days to cure any such breach before the same shall be deemed a default hereunder. In such event, Lessor may, at its option, declare this Lease terminated and forfeited by Lessee, and Lessor shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation.

     (e) If Lessee violates the same term or condition of this Lease on two occasions during any 12-month period and on each occasion Landlord provided written notice of such violation, then regardless of whether Lessee cured such violations within the applicable cure periods, Lessor shall, to the extent allowed by law, have the right to exercise all remedies for the third and any subsequent violations of the same term or condition during the next 12 months without being required to first provide Lessee with notice of default or an opportunity to cure.

                            30. REMEDIES UPON DEFAULT

     30.1 TERMINATION AND DAMAGES. In the event of any default by Lessee, then in addition to any other remedies available to Lessor herein or at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee:

     (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

     (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

     (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

     (d) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

     (e) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

     30.2 DEFINITION. As used in Subsections 30.1(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Subsection 30.1(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

     30.3 PERSONAL PROPERTY.

     (a) In the event of any default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Leased Premises and remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

     30.4 RECOVERY OF RENT; RELETTING.

     (a) Lessor may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due. In the event of the abandonment of the Leased Premises by Lessee, or in the event that Lessor shall elect to reenter as provided in Section 30.3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease as provided in
Section 30.1 above, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including, without limitation, Lessor's right from, time to time, without terminating this Lease, to either recover all Rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Lessor or other legal proceeding granting Lessor or its agent possession to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

     (b) In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises ; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of Rent hereunder, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     (c) No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

     30.5 NO WAIVER. Efforts by Lessor to mitigate the damages caused by Lessee's default in this Lease shall not constitute a waiver of Lessor's right to recover damages hereunder.

     30.6 CURING DEFAULTS. Should Lessee fail to repair, maintain, keep clean, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease, then after having given Lessee reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed thirty (30) days, to remedy the failure (provided, however, that if the nature of the failure or default is such that the same cannot reasonably be cured within the thirty (30) day period allowed, Lessee shall not be deemed to be in default and Lessor shall not exercise its rights under this Section 30.6 if Lessee shall, within such thirty
(30) day period, commence to cure and thereafter diligently prosecute the same to completion), Lessor may enter upon the Leased Premises and perform or contract for the performance of the repair, maintenance, or other Lessee obligation, and Lessee shall pay Lessor for all direct and indirect costs incurred in connection therewith within ten (10) days of receiving a bill therefor from Lessor.

     30.7 CUMULATIVE REMEDIES. The various rights, options, election powers, and remedies of Lessor contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Lessor might otherwise have in the event of breach or default, and the exercise of one right or remedy by Lessor shall not in any way impair its right to any other right or remedy.

                                 31. BANKRUPTCY

     31.1 BANKRUPTCY EVENTS. If at any time during the Term there shall be filed by or against Lessee in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if a receiver or trustee takes possession of any of the assets of Lessee, or if the leasehold interest herein passes to a receiver, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as "a bankruptcy event"), then the following provisions shall apply:

     (a) At all events any receiver or trustee in bankruptcy or Lessee as debtor in possession ("debtor") shall either expressly assume or reject this Lease within sixty (60) days following the entry of an Order for Relief.

     (b) In the event of an assumption of the Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Lessor for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

     For the purposes of this Section 31.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

     (i) Written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Lessee's costs of operation of its business in the Leased Premises are paid;

     (ii) Written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Lessor against such loss (including costs of suit and attorneys' fees), occasioned by such breach;

     (c) Where a default exists under the Lease, the party assuming the Lease may not require Lessor to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Lessor is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

     (d) The debtor, receiver, or trustee may only assign this Lease in accordance with the terms of Article 25 and if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. For the purpose hereof, adequate assurance of future performance means written agreement that assignment of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease or agreement relating to the Leased Premises, and that if such a breach is caused, the debtor, receiver or trustee will indemnify Lessor against such loss (including costs of suit and attorney's fees), occasioned by such breach. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Lessor. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed and the assignee shall execute an assumption agreement on request of Lessor.

     (e) Lessor shall be entitled to the fair market value for the Leased Premises and the services provided by Lessor (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

     (f) Lessor specifically reserves any and all remedies available to Lessor in Article 30 hereof or at law or in equity in respect of a bankruptcy event by Lessee to the extent such remedies are permitted by law.

                             32. SURRENDER OF LEASE

     32.1 NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

                            33. LESSOR'S EXCULPATION

     33.1 LIMITED LIABILITY. In the event of default, breach, or violation by Lessor (which term includes Lessor's partners, co-venturers, co-tenants, officers, directors, trustees, employees, agents, or representatives) of any of Lessor's obligations under this Lease, Lessor's liability to Lessee shall be limited to its ownership interest in the Complex or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Lessor.

     33.2 NO RECOURSE. Lessor (as defined in Section 33.1) shall not be personally liable for any deficiency beyond its interest in the Complex. All personal liability of all trustees, their employees, agents or representatives, is expressly waived by Lessee.

                               34. ATTORNEYS' FEES

     34.1 ACTIONS, PROCEEDINGS, ETC. Lessee hereby agrees to pay, as additional rent, all attorneys' fees and disbursements, and all other court costs or expenses of legal proceedings or other legal services which Lessor may incur or pay out by reason of, or in connection with:

     (a) Any action or proceeding brought by Lessor wherein Lessor obtains a final judgment or award against Lessee (including arbitration) on account of any default by Lessee in the observance or performance of any obligation under this Lease including, but not limited to, matters involving payment of Rent and additional Rent, alterations or other Lessee's work and subletting or assignment; and

     (b) Any action or proceeding brought by Lessee against Lessor (or any officer, partner, or employee of Lessor) in which Lessee fails to secure a final judgment against Lessor;

     (c) Any other appearance by Lessor (or any officer, partner, or employee of Lessor) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Lessee or this Lease (but in this event the attorneys' fees payable by Lessee shall not exceed $500);

     (d) Any assignment, sublease, or leasehold mortgage proposed or granted by Lessee (whether or not permitted under this Lease), and all negotiations with respect thereto; and

     (e) Any alteration of the Leased Premises by Lessee, and all negotiations with respect thereto (but in this event the attorneys' fees payable by Lessee shall not exceed $500).

     In any action or proceeding referred to in Section 34.1, Lessee shall be entitled to recover its reasonable attorneys' fees and costs if Lessee is the prevailing party against Lessor.

     34.2 SURVIVAL. Lessee's obligations under this Section shall survive the expiration or any other termination of this Lease. This Section is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorneys' fees.

                                   35. NOTICES

     35.1 WRITING. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by (i) personal service, or (ii) by mailing same by registered or certified mail, return receipt requested, postage prepaid, or (iii) by reputable courier which provides written evidence of delivery, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice sent to the other in the manner aforesaid.

     35.2 EFFECTIVE DATE. Any such notice, demand or request ("notice") given by registered or certified mail shall be deemed given or made upon receipt or refusal to receive. Any notice given by personal delivery to the party at its address as aforesaid shall be deemed given on the day on which delivery is made. Notice given by a reputable courier service which provides written evidence of delivery shall be deemed given upon receipt or refusal to receive.

     35.3 AUTHORIZATION TO RECEIVE. Each person and/or entity whose signature is affixed to this Lease as Lessee or as guarantor of Lessee's obligations ("obligor") designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

                                36. SUBORDINATION

     36.1 PRIORITY OF ENCUMBRANCES. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Lessor shall use diligent, reasonable and good faith efforts to obtain the execution of a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Lessee from the lender that, as of the date of this Lease, has a mortgage or deed of trust placed upon the real property of which the Leased Premises are a part.

     36.2 EXECUTION OF DOCUMENTS. Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within fifteen (15) business days after written demand, does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to do so. It is understood by all parties that Lessee's failure to execute the subordination documents referred to above may cause Lessor serious financial damage by causing the failure of a financing or sale transaction.

     36.3 ATTORNMENT. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

                            37. ESTOPPEL CERTIFICATES

     37.1 EXECUTION BY LESSEE. Within fifteen (15) business days of request therefor by Lessor, Lessee shall execute a written statement acknowledging the commencement and termination dates of this Lease, that it is in full force and effect, has not been modified (or if it has, stating such modifications) and providing any other pertinent information as Lessor or its agent might reasonably request. Failure to comply with this Article shall be a material breach of this Lease by Lessee giving Lessor all rights and remedies under
Article 30 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Lessee.

     37.2 FINANCING, SALE OR TRANSFER. If Lessor desires to finance, refinance, sell, ground lease or otherwise transfer the Leased Premises, or any part thereof, or the Building, Lessee hereby agrees, within fifteen (15) days of request therefor by Lessor, to deliver to any lender or to any prospective buyer, ground lessor or other transferee designated by Lessor such true and accurate current financial statements of Lessee, any guarantor of this Lease and Lessee's parent company, if any, as may be reasonably required by such party. . All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

                                   38. WAIVER

     38.1 EFFECT OF WAIVER. The waiver by Lessor of any breach of any Lease provision shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any provision of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                                39. HOLDING OVER

     39.1 MONTH-TO-MONTH TENANCY ON ACCEPTANCE. If Lessee should remain in possession of the Leased Premises after the expiration of the Term and without executing a new Lease, then, upon acceptance of Rent by Lessor, such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the Term hereof, so far as applicable to a month to month tenancy, except that the Minimum Rent shall be equal to one hundred and fifty percent (150%) of the Minimum Rent payable immediately prior to the expiration or earlier termination of the Lease.

                           40. SUCCESSORS AND ASSIGNS

     40.1 BINDING EFFECT. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

                                    41. TIME

     41.1 TIME OF THE ESSENCE. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

                        42. EFFECT OF LESSOR'S CONVEYANCE

     42.1 RELEASE OF LESSOR. If, during the Term, Lessor shall sell its interest in the Building or Complex of which the Leased Premises form a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, provided that the transferee of Lessor assumes all of the Lessor's obligations hereunder from and after the date of such sale or conveyance, Lessor shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

                                43. COMMON AREAS

     43.1 Lessor shall, in Lessor's sole discretion, maintain the Common Areas (subject to reimbursement of Operating Costs pursuant to Article 8 hereof), establish and enforce reasonable rules and regulations concerning such areas, and, after not less than five (5) business days prior notice to Lessee, (a) close any of the Common Areas to whatever extent required in the opinion of Lessor's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, (b) close temporarily any of the Common Areas for maintenance purposes, and (c) make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon, provided that such changes in the Common Area do not unreasonably interfere with the access to or use of the Premises by Lessee, its employees, agents, or invitees. Lessor may provide security for the Common Areas but is not obligated to do so.

                            44. TRANSFER OF SECURITY

     44.1 TRANSFER TO PURCHASER. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

                                45. LATE CHARGES

     45.1 LATE PAYMENT BY LESSEE. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Lessee is not received by Lessor when such amount is due, Lessee shall pay to Lessor an additional sum of ten percent (10%) of such rent or other charge as a late charge. Notwithstanding the foregoing sentence, Lessor agrees to forebear from assessing the late charge one time each calendar year during the Term, which forbearance shall apply with respect to the first overdue payment from Lessee in any calendar year during the Term and which forbearance shall only apply as long as Lessee makes the overdue payment to Lessor within ten (10) business days after receiving written notice from Lessor of such overdue payment. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee default with respect to the overdue amount, or prevent Lessor from exercising any other rights or remedies available to Lessor.

                             46. CORPORATE AUTHORITY

     46.1 AUTHORIZATION TO EXECUTE. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Further, Lessee shall, within thirty (30) days after Lessor's request, deliver to Lessor either a copy of a resolution or other commercially reasonable evidence of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

                            47. MORTGAGEE PROTECTION

     47.1 NOTICE AND RIGHT TO CURE DEFAULT. Lessee agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                             48. WAIVER OF STATUTES

     48.1 WAIVER BY LESSEE. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

                          49. MISCELLANEOUS PROVISIONS

     49.1 CAPTIONS. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

     49.2 NUMBER AND GENDER. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed under this Lease upon Lessee shall be joint and several.

     49.3 MODIFICATIONS. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

     49.4 PAYMENTS. Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

     49.5 SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     49.6 NO OFFER. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

         49.7 DISPUTED SUMS. Under the terms of this Lease numerous charges are and may be due from Lessee to Lessor including, without limitation, Operating Costs which include Real Property Taxes, insurance reimbursement and other items of a similar nature including, at Lessor's option, advances made by Lessor in respect of Lessee's default. In the event that at any time during the Term there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Lessor to be due, the amount demanded by Lessor shall be paid by Lessee until the resolution of the dispute between the parties or by litigation. Failure by Lessee to pay the disputed sums until resolution shall constitute a default under the terms of the Lease.

     49.8 LESSEE'S REMEDIES. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Lessor not to unreasonably withhold, condition or delay its consent or approval, an action for declaratory judgment or specific performance will be Lessee's sole right and remedy in any dispute as to whether Lessor has breached such obligation.

     49.9 LIGHT, AIR AND VIEW. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Lessor) shall entitle Lessee to any reduction of Rent, result in any liability of Lessor to Lessee, or in any other way affect this Lease or Lessee's obligations hereunder.

     49.10 PUBLIC TRANSPORTATION. Lessee shall comply with all requirements of any local transportation management ordinance.

     49.11 RULES AND REGULATIONS. Lessee agrees to comply with all reasonable rules and regulations adopted and promulgated by Lessor and applicable to all tenants in the Complex for the lawful, orderly, clean, safe, aesthetic, quiet, and beneficial use, operation, maintenance, management, and enjoyment of the Complex. Lessor shall have no liability for violation by any other tenant in the Complex of any rules or regulations, nor shall such violation or waiver thereof excuse Lessee from compliance. The initial rules and regulations concerning the Complex are attached hereto as Exhibit F. Lessor reserves the right to make additional reasonable rules affecting the Complex throughout the Term hereof. All delivery and dispatch of supplies, fixtures, equipment and furniture shall be by means and during hours established by Lessor. Lessee shall not at any time park its trucks or other delivery vehicles in the Common Areas, except in such parts thereof as from time to time designated by Lessor.

     49.12 JOINT AND SEVERAL LIABILITY. Should Lessee consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

     49.13 SURVIVAL OF OBLIGATIONS. All obligations of Lessee which may accrue or arise during the Term or as a result of any act or omission of Lessee during said Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

     49.14 REAL ESTATE BROKERS. Lessee is represented by Colliers International ("Lessee's Broker") in connection with this Lease transaction and Lessee's Broker shall be paid a commission by Lessor pursuant to a separate agreement. Lessor and Lessee each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman (other than Lessee's Broker) to act for it in connection with this Lease. Lessor and Lessee shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

     49.15 NONLIABILITY OF LESSOR FOR APPROVALS. Except as may otherwise be expressly stated by a provision of this Lease, and only to the extent so stated, the consent or approval, whether express or implied, or the act, failure to act or failure to object, by Lessor in connection with any plan, specification, drawing, proposal, request, act, omission, notice or communication (collectively, "act") by or for, or prepared by or for, Lessee, shall not create any responsibility or liability on the part of Lessor, and shall not constitute a representation by Lessor, with respect to the completeness, sufficiency, efficacy, propriety, quality or legality of such act.

     49.16 INTEREST ON PAST DUE AMOUNTS. If any sum due Lessor from Lessee is not received by Lessor within five (5) calendar days after the date such sum is due and payable, such sum shall bear interest from the due date until paid by Lessee at the rate of two percent (2%) above the Prime Rate (as herein defined), not to exceed the maximum rate of interest allowed by law in the state where the Leased Premises are located, and such interest shall be deemed to be additional rent. "Prime Rate" means the highest rate charged by Bank of America NT&SA, San Francisco Main Office, on short-term unsecured loans to its most creditworthy corporate borrowers.

     49.17 CONVERSION TO A LIMITED LIABILITY ENTITY.

     (a) No Conversion Without Consent. Anything to the contrary in this Lease notwithstanding, if Lessee is currently a partnership (either general or limited), joint venture, cotenancy, joint tenancy or an individual, Lessee may not convert (the "CONVERSION") the Lessee entity or person into any type of entity which possesses the characteristic of limited liability such as, by way of example only, a corporation, a limited liability company, limited liability partnership or limited liability limited partnership (singularly and collectively, "LIMITED ENTITY"), without the consent of Lessor, which consent, subject to fulfillment of the conditions below, shall not be unreasonably withheld.

     (b) Conditions to Lessor's Consent. The following are conditions precedent to Lessor's obligation to act reasonably with respect to a Conversion to a Limited Entity:

     (i) The Limited Entity assumes all of Lessee's business and assets as of the effective date of the Conversion;

     (ii) As of the effective date of the Conversion, the Limited Entity shall have a net worth ("NET WORTH"), which is not less than the greater of (i) Lessee's Net Worth on the date of execution of the Lease or (ii) Lessee's Net Worth as of the date Lessee requests Lessor's consent to the Conversion;

     (iii) Lessee has not been in default under any of the terms, covenants or conditions of this Lease during the term of the Lease;

     (iv) Lessee delivers to Lessor an agreement, in form and substance satisfactory to Lessor and executed by each partner of Lessee, wherein each partner of Lessee agrees to remain personally liable for all of the terms, covenants and conditions of the Lease that are to be observed and performed by the Limited Entity; and

     (v) Lessee shall reimburse Lessor within ten (10) days following Lessor's written demand therefor for any and all reasonable costs and expenses that may be incurred by Lessor in connection with the Conversion including, without limitation, reasonable attorney's fees.

     (c) Nothing in this Section 49.17 shall modify or reduce the obligations of Lessee to perform under this Lease.

     49.18 ARBITRATION. Any controversy or claim arising out of or relating to this Lease or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort will, at the request of any party, be determined by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. ss. 1, et seq.) under the rules of the American Arbitration Association, provided that the arbitrator(s) will be chosen from and the arbitration process will be administered by Judicial Dispute Resolution, LLC or, if such entity is not in existence, a similar organization mutually agreed to by Lessor and Lessee. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or in pursuit of a provisional or ancillary remedy does not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration. No controversy or claim will be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim involves a necessary third party who is not subject to this arbitration provision or has not otherwise agreed to participate in and be bound by the arbitration. Notwithstanding any of the foregoing to the contrary, Lessor shall not be prevented by any pending or contemplated arbitration from availing itself of its statutory unlawful detainer or ejectment remedies.

     49.19 SATELLITE DISHES/ANTENNAE. Lessor understands, acknowledges and agrees that Lessee' s use of the Premises includes Lessee's use of the roof or other exterior portions of the Building for the installation, operation and maintenance of satellite dishes, antennae and equipment related thereto and the provision of cabling and utilities thereto for Lessee's own use (collectively the antennae, equipment and cabling are referred to as the "Antennae"). The installation of the Antennae shall occur in strict accordance with the plans and specifications relating thereto, which shall have been mutually determined by Lessor and Lessee, each acting reasonably and in good faith, and in accordance with the requirements of the Building's structural engineer in order to insure that the structural integrity of the roof and structure of the Building are fully preserved, which may include, designing the Antennae and mounting brackets and connections to withstand a 100 mph wind exposure, and installing a back-up tether, to prevent possible damage caused by the Antennae to other improvements. Lessee shall, at Lessee's sole cost and expense, install and maintain the Antennae in a first class, safe and workmanlike manner, in conformance with sound construction practices, and in accordance with all applicable laws, rules, regulations and conditions of any governmental approvals and under the CC&R's, including Architectural Control Committee approval. Lessee shall obtain all necessary governmental permits, and approvals, at Lessee's expense, for the installation, operation and maintenance of the Antennae and shall keep the same in full force and effect. Lessee shall not damage the Building or reduce the structural or design integrity of the Building as a result of the installation, operation and maintenance of Antennae. Lessee shall indemnify and hold harmless Lessor from any and all damages, costs, liabilities, claims of damage, loss, and costs arising from any actual or alleged injury to any person or from any actual or alleged loss or damage to property caused by, resulting from, or arising out of the installation, operation, or maintenance of the Antennae. Should the Building or any improvements located thereon be damaged or destroyed by the installation, operation of maintenance of the Antennae, Lessee shall immediately repair such damage or destruction and restore the Building to as good a condition as existed immediately prior to said damage or destruction, and shall compensate Lessor for any and all other damages, including, but not limited to, the loss of income or business occurring as a result of such damage or destruction. Lessor reserves the right to use the roof of the Building and the Building for any and all purposes not inconsistent with the rights granted to Lessee herein, and further reserves the right to grant any other tenant or third party a license or easement for use of the roof of the Building. Unless Lessor otherwise requests in writing, upon expiration or the sooner termination of the Lease, Lessee shall, at its sole cost and expense, remove the Antennae and repair any damage caused by such removal. Lessee acknowledges and agrees that the rights granted to Lessee under this Section 49.19 are intended solely for Lessee's own use and Lessee shall in no event grant third parties any right or permission to use the Antennae, the roof or other exterior portions of the Building.

     49.20 BACK UP POWER GENERATOR. Lessor understands, acknowledges and agrees that Tenant' s use of the Premises includes the right by Lessee to install, maintain a back-up power generator, associated fuel storage tank and cabling (collectively, the "Generator Equipment") on or about the Leased Premises at a location subject to Lessor's approval, which shall not be unreasonably withheld, conditioned or delayed , at no additional charge, but subject to all terms and conditions of this Lease. The installation of the Generator Equipment shall occur in strict accordance with the plans and specifications relating thereto, which shall have been mutually determined by Lessor and Lessee, each acting reasonably and in good faith, and in accordance with the requirements of the Building's structural and/or electrical engineer in order to insure that the integrity of the roof, structure and electrical systems of the Building are fully preserved. Lessee shall, at Lessee's sole cost and expense, install and maintain the Generator Equipment in a first class, safe and workmanlike manner, in conformance with sound construction practices, and in accordance with all applicable laws, rules, regulations and conditions of any governmental approvals and under the CC&R's, including Architectural Control Committee approval. Lessee shall obtain all necessary governmental permits, and approvals, at Lessee's expense, for the installation, operation and maintenance of the Generator Equipment and shall keep the same in full force and effect. Lessee shall not damage the Building or reduce the structural, electrical or design integrity of the Building as a result of the installation, operation and maintenance of Generator Equipment. Lessee shall indemnify and hold harmless Lessor from any and all damages, costs, liabilities, claims of damage, loss, and costs arising from any actual or alleged injury to any person or from any actual or alleged loss or damage to property caused by, resulting from, or arising out of the installation, operation, or maintenance of the Generator Equipment. Should the Building or any improvements located thereon be damaged or destroyed by the installation, operation of maintenance of the Generator Equipment, Lessee shall immediately repair such damage or destruction and restore the Building to as good a condition as existed immediately prior to said damage or destruction, and shall compensate Lessor for any and all other damages, including, but not limited to, the loss of income or business occurring as a result of such damage or destruction. Unless Lessor otherwise requests in writing, upon expiration or the sooner termination of the Lease, Lessee shall, at its sole cost and expense, remove the Generator Equipment and repair any damage caused by such removal.

     49.21 RIGHT OF FIRST OFFER TO LEASE.

     (a) Definition of ROFO Space. As used herein, "ROFO Space" shall mean any unoccupied space on the third floor of the Building available for lease.

     (b) Right of First Offer. During the Term and subject and subordinate to any right of Adobe or any other tenants in the Building to the ROFO Space, Lessor grants Lessee a one-time right of first offer to lease any portion of the ROFO Space in accordance with the terms set forth in this Section 49.21.

     (c) Notification of Availability. Before Lessor markets any ROFO Space as available for lease, Lessor shall provide written notice to Lessee that such ROFO Space is available for lease (the "ROFO Notice"). The ROFO Notice shall set forth all of the material business terms that Lessor intends to disclose in its marketing materials for the ROFO Space, and, at a minimum, shall include the following information:

               (i) Location, size, specifications and estimated date of availability of ROFO Space;

               (ii) Minimum size of premises that Lessor is willing to lease in the ROFO Space;

               (iii) Minimum term for a ROFO Lease;

               (iv) The base rent that Lessor will be seeking for such ROFO Space; and

               (v) Maximum amount for tenant improvements that Lessor is willing to fund as a landlord's allowance.

     (d) Exercise of ROFO. If Lessee desires to lease the ROFO Space, Lessee shall so notify Lessor in writing within ten (10) business days after delivery of the ROFO Notice of its interest in leasing the ROFO Space (the "ROFO Exercise Notice"). The ROFO Exercise Notice shall also specify the following items with respect to the desired ROFO Lease:

               (i) Desired size and location of the ROFO Premises, which size must equal or exceed the minimum specified in the ROFO Notice above, and which location must not render other leasable space within the ROFO Building either unusable or unmarketable under commercially-reasonable standards;

               (ii) Desired term for ROFO Lease, which term must equal or exceed the minimum term specified in the ROFO Notice above; and

              (iii) Desired amount of amount for tenant improvements that
                    Lessee desires Lessor to fund as a landlord's allowance, which amount may not exceed the maximum amount specified in the ROFO Notice.

If Lessee does not timely deliver a ROFO Exercise Notice in accordance with this
Section 49.21(d), Lessor shall be free to lease the ROFO Space that was identified in the ROFO Notice, free and clear of the ROFO and the ROFO shall be deemed terminated with respect to all ROFO Space.

     (e) Negotiation of ROFO Lease. For the fifteen (15) business days following Lessee's delivery of the ROFO Exercise Notice, Lessor and Lessee shall in good faith negotiate all of the material terms of a ROFO Lease for the ROFO Premises (the "ROFO Lease Terms"), which agreed upon ROFO Lease Terms shall be reflected in an "Approved Term Sheet" executed by both parties. If after the fifteen (15) business day period has elapsed, the parties have not been able to agree in writing as to all of the ROFO Lease Terms, either party thereafter upon two (2) business days written notice to the other party may terminate all further negotiations for the ROFO Lease ( a "Negotiation Termination Notice"). Upon either party's delivery of a Negotiation Termination Notice in accordance with this Section 49.21(e), Lessor shall be free to lease the ROFO Space that was identified in the ROFO Notice, free and clear of the ROFO and the ROFO shall be deemed terminated with respect to all ROFO Space.

     (f) Execution of ROFO Lease. Upon the parties' execution of the Approved Term Sheet, Lessee shall be absolutely and unconditionally bound to lease the ROFO Premises from Lessor and Lessor shall be absolutely and unconditionally bound to lease the ROFO Premises to Lessee in accordance with this Section 49.21 and subject to the ROFO Lease Terms set forth in the Approved Term Sheet.. Lessor shall submit to Lessee a draft written lease that complies with the requirements of this Agreement ("Draft ROFO Lease") no later than fifteen (15) business days after the parties execute the Approved Term Sheet. The Draft ROFO Lease shall be prepared using this Lease as a form, but suitably modified to incorporate the ROFO Lease Terms and to address other differences between the premises subject to the Initial Lease and the ROFO Premises. Within fifteen (15) business days after submission by Lessor to Lessee of the Draft ROFO Lease, Lessor and Lessee shall execute a ROFO Lease reflecting Lessor's obligations to lease the ROFO Premises to Lessee, and Lessee's obligation to lease the ROFO Premises from Lessor. If Lessee fails to execute the ROFO Lease within the time period provided in this Section 49.21(f), then Lessor shall have the right to terminate Lessee's rights under this Section 49.21with respect to the ROFO Space that was identified in the ROFO Notice, in which case Lessor shall be free to lease the applicable ROFO Space free and clear of the ROFO and the ROFO shall be deemed terminated with respect to all ROFO Space. In such case,

Lessor shall also have the right to declare Lessee in default under this Lease.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first written above.

LESSOR:                                 LESSEE:

BEDFORD PROPERTY INVESTORS, INC.,       GETTY IMAGES, INC.
a Maryland corporation                  a Delaware corporation

By:                                     By:
Its:                                    Its:



FOR OFFICE USE ONLY:
PREPARED BY:
REVIEWED BY:
APPROVED BY:




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